UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

Filed by the Registrant ☒ Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement

☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒ Definitive Proxy Statement

☐ Definitive Additional Materials

☐ Soliciting Material Pursuant to §240.14a-12

UNIVERSAL DISPLAY CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒ No fee required.

☐ Fee paid previously with preliminary materials.

☐ Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a- 6(i)(1) and 0-11.

UNIVERSAL DISPLAY CORPORATION

250 Phillips Boulevard

Ewing, New Jersey 08618

NOTICE OF 2026 ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD JUNE 18, 2026

Dear Shareholders:

You are cordially invited to attend the 2026 Annual Meeting of Shareholders of Universal Display Corporation on Thursday, June 18, 2026 at 10:00 a.m., Eastern Time. This year’s annual meeting will be a virtual meeting via live webcast on the Internet. You will be able to attend, vote and submit your questions during the live webcast of the meeting by visiting www.virtualshareholdermeeting.com/OLED2026 and entering the 16-digit control number included in our notice of Internet availability of the proxy materials, on your proxy card or in the instructions that accompanied your proxy materials. We are holding the meeting to:

(1) Elect eleven members of our Board of Directors to hold one-year terms;

(2) Approve an advisory resolution regarding executive officer compensation;

(3) Ratify the appointment of KPMG LLP as our independent registered public accounting firm for 2026; and

(4) Transact such other business as may properly come before the meeting or any postponements or adjournments thereof.

If you were the holder of record of shares of our common stock or Series A Nonconvertible Preferred Stock at the close of business on April 6, 2026 you are entitled to notice of, and may vote at, the annual meeting. You may also vote in advance of the meeting, as described in the proxy statement. Any such shareholder on April 6, 2026 may vote at the meeting, even if he or she has already voted before the meeting.

The proxy statement and our 2025 Annual Report to Shareholders are available free of charge at ir.oled.com.

We look forward to the meeting.

Sincerely,
By:
Mauro Premutico
Secretary

Ewing, New Jersey
April 23, 2026

Your vote is important. We encourage you to promptly complete, sign, date and return the proxy card, or vote by phone or on the Internet as described in the proxy statement, whether or not you expect to attend the virtual annual meeting via webcast on the Internet. If you are a shareholder of record and you attend the meeting via webcast, you may revoke your proxy and vote your shares at that time.

UNIVERSAL DISPLAY CORPORATION

250 Phillips Boulevard

Ewing, New Jersey 08618

PROXY STATEMENT FOR 2026 ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD JUNE 18, 2026

INFORMATION CONCERNING THIS SOLICITATION

The Board of Directors (or “Board”) of Universal Display Corporation (“we,” “our,” “us” or the “Company”) is soliciting proxies for the 2026 Annual Meeting of Shareholders to be held as a virtual meeting via a live webcast on the Internet on Thursday, June 18, 2026, at 10:00 a.m., Eastern Time, at www.virtualshareholdermeeting.com/OLED2026 (the “Annual Meeting”). This proxy statement contains important information for shareholders to consider when deciding how to vote on the matters brought before the Annual Meeting. Please read it carefully.

At the Annual Meeting, our shareholders will be asked to vote upon:

(1)
the election of eleven members of our Board of Directors to hold one-year terms;
(2)
a proposal to approve an advisory resolution regarding executive officer compensation;
(3)
a proposal to ratify the appointment of KPMG LLP as our independent registered public accounting firm for 2026; and
(4)
such other business as may properly come before the meeting or any postponements or adjournments thereof.

Important Notice Regarding the Availability of

Proxy Materials for the Annual Meeting of Shareholders to be Held on June 18, 2026

This proxy statement and our 2025 Annual Report to Shareholders are available free of charge at ir.oled.com.

PROXY MATERIALS

Our Board of Directors has set April 6, 2026 as the record date for the Annual Meeting (the “Record Date”). As of the Record Date, we had outstanding 46,750,487 shares of common stock and 200,000 shares of Series A Nonconvertible Preferred Stock.

Beginning on or about April 23, 2026, we are sending proxy materials to “registered holders” as of the Record Date. Registered holders are those shareholders whose shares are registered directly in their names with our transfer agent, Equiniti Trust Company LLC.

Beginning on or about April 23, 2026, we are sending a Notice Regarding the Availability of Proxy Materials (the “Notice”) to “beneficial owners” of our stock as of the Record Date. Beneficial owners are those shareholders whose shares are held in a stock brokerage account or by a bank or other holder of record; such shareholders are also sometimes referred to as “street name” holders. Beneficial owners may view proxy materials on the Internet and may also request and receive a paper or e-mail copy of the proxy materials by following the instructions provided in the Notice.

We will pay the expenses of these solicitations. Proxies may also be solicited by telephone or in person by some of our officers, directors and regular employees or independent contractors, who will not be specially engaged or compensated for such services.

Our principal executive offices are located at 250 Phillips Boulevard, Ewing, New Jersey 08618. Our general telephone number is (609) 671-0980.

Universal Display Corporation • 2026 Proxy Statement • 1

VOTING AT THE ANNUAL MEETING

Each holder of our common stock or Series A Nonconvertible Preferred Stock as of the Record Date is entitled to one vote per share on all matters to be voted on at the Annual Meeting. Holders of our common stock and Series A Nonconvertible Preferred Stock vote together as a single class on all matters.

Only shareholders of record who own shares (whether as a registered holder or a beneficial owner) as of the close of business on the Record Date are entitled to notice of, or to vote at, the Annual Meeting. The presence, in person or by proxy, of shareholders entitled to cast at least a majority of the votes that all shareholders are entitled to cast on a particular matter to be acted upon at the Annual Meeting will constitute a quorum for purposes of that matter. Shareholders of record who return a proxy card but abstain from voting or fail to vote on a particular matter will be considered “present” for quorum purposes with respect to the matter. In addition, shares held by brokers or nominees who have notified us on a proxy card or otherwise in accordance with industry practice that they have not received voting instructions with respect to a particular matter and that they lack or have declined to exercise voting authority with respect to such matter (referred to in this proxy statement as “uninstructed shares”), will be considered “present” for quorum purposes with respect to the matter. Votes not cast by brokers or nominees with respect to uninstructed shares are referred to in this proxy statement as “broker non-votes.” Brokers that have not received voting instructions from their clients cannot vote on their clients' behalf on "non-routine" proposals, such as the election of directors and compensation matters (in this proxy statement, Proposals 1 and 2), but they may vote their clients' shares on "routine" proposals, such as the ratification of the independent registered public accounting firm (in this proxy statement, Proposal 3).

The persons named in the proxy will vote the shares represented by each properly executed proxy as directed therein. In the absence of such direction on a properly executed proxy card, the persons named in the proxy will vote “FOR” the persons nominated by our Board of Directors for election as directors; “FOR” the proposal to approve, on an advisory basis, the compensation of our executive officers; and “FOR” ratification of the appointment of KPMG LLP as our independent registered public accounting firm for 2026. As to other items of business that may properly be presented at the Annual Meeting for action, the persons named in the proxy will vote the shares represented by the proxy in accordance with their best judgment.

A shareholder of record (whether a registered holder or a beneficial owner) may revoke his or her proxy at any time before its exercise by giving written notice of such revocation to our Secretary. In addition, any shareholder of record (whether a registered holder or a beneficial owner) may vote online at the Annual Meeting, even if he or she has already voted prior to the Annual Meeting, in accordance with the procedure set forth below.

You may own shares of our stock both as a registered holder and as a beneficial owner, in which case you will receive proxy materials as well as the Notice. To vote all of your shares, you will vote your “registered” shares based on the instructions in the proxy card, and your “beneficially-owned” shares based on the instructions in the Notice, by any of the methods set forth below.

We expect to announce the preliminary voting results at the Annual Meeting. The final results will be reported in a Current Report on Form 8-K to be filed within four business days following the date of the Annual Meeting.

Universal Display Corporation • 2026 Proxy Statement • 2

HOW YOU CAN VOTE

Your vote is important. You may vote by any of the following methods:

By telephone or via the Internet.	You may vote by proxy by telephone or via the Internet by following the instructions provided in the Notice, proxy card or voting instruction card.

By mail.	If you received printed copies of the proxy materials by mail (whether initially or upon request), you may vote by proxy by signing and returning the proxy card or voting instruction card by mail.

Online during the Annual Meeting.

This year’s Annual Meeting will be held entirely online. Registered holders and beneficial owners with shares held in street name (held in the name of a broker or other nominee) may vote online at the Annual Meeting by visiting the following Internet website: www.virtualshareholdermeeting.com/OLED2026, and entering the 16-digit control number included in the Notice, on their proxy card or on the instructions that accompanied the proxy materials. Beneficial owners with shares held in street name who need their 16-digit control number should contact their bank, broker or other nominee, and to ensure receipt of the control number in a timely fashion, should do so well in advance of the Annual Meeting.

If you vote by telephone or via the Internet before the Annual Meeting, please have your Notice or proxy card available. The 16-digit control number appearing on your Notice or proxy card is necessary to process your vote. A telephone or Internet vote authorizes the named proxies in the same manner as if you marked, signed and returned a proxy card by mail.

Universal Display Corporation • 2026 Proxy Statement • 3

PROPOSAL 1

ELECTION OF DIRECTORS

Our Board of Directors has fixed the number of directors serving on our Board at eleven, all of whom are to be elected at the Annual Meeting. Each director elected will serve until our next annual meeting of shareholders and such time as a successor has been selected and qualified, or until the director’s earlier death, resignation, retirement or removal. Each of our eleven director nominees has consented to being nominated and to serve if elected. If any nominee should subsequently decline or be unable to serve, the persons named in the proxy will vote for the election of such substitute nominee as shall be determined by them in accordance with their best judgment.

In recent years, our Nominating & Corporate Governance ("NCG") Committee has focused in recommending to our Board new candidates that provide unique business and technical know-how, as well as share financial and business skills and experiences with more senior members of the Board in the event of the retirement of some senior members of the Board. Three of our current Board members have joined the Board since March 2024.

Pursuant to our Amended and Restated Articles of Incorporation, the holder of our Series A Nonconvertible Preferred Stock is entitled to nominate and elect two of the members of our Board of Directors. The holder of the Series A Nonconvertible Preferred Stock has waived this right with respect to the election of directors at the Annual Meeting.

All eleven nominees are presently members of our Board of Directors whose terms expire at the Annual Meeting. We recommend voting “FOR” the nominees set forth below. The experience, qualifications, attributes and skills set forth next to each nominee’s name have led our Board of Directors to conclude that these nominees should serve as members of our Board.

Nominees For Election as Directors

Steven V. Abramson President & Chief Executive Officer Director since: 1996 Age: 74	Professional Experience Highlights
•
President & Chief Executive Officer, Universal Display Corporation (Nasdaq: OLED) (2008 – Present)
•
President & Chief Operating Officer, Universal Display Corporation (Nasdaq: OLED) (1996 – 2007)
•
Vice President, Secretary & Treasurer, Roy F. Weston, Inc. (formerly Nasdaq: WSTNA) (1992 – 1996), a worldwide environmental consulting and engineering firm
•
General Counsel, Executive Vice President & General Manager, Technology Licensing Division, InterDigital, Inc. (formerly International Mobile Machines Corporation) (Nasdaq: IDCC) (1982 – 1991), an advanced wireless technologies and products company

Skills and Qualifications
•
Pivotal role in the formation and growth of Universal Display into the pioneer and leader behind energy-efficient phosphorescent OLED materials and technologies
•
An innovator with an unwavering focus on execution, he has played a central role in the establishment of OLED as a mainstream display technology, with the Company’s technology now used in more than a billion OLED smartphones around the world
•
Deep and extensive network in the Company’s highly specialized and niche industry, providing valuable opportunities to engage with business leaders in market segments of strategic importance
•
Track record of cultivating long-term strategic partnerships that have supported the commercialization and global adoption of the Company’s OLED technologies and materials
•
Extensive experience in international business, equipping him to lead the Company in its expansion from a start-up to a global organization across eight countries

Education
• J.D., Temple University • M.A., Ohio State University (International Relations and Philosophy of Science) • B.A., Bucknell University (International Relations)

Universal Display Corporation • 2026 Proxy Statement • 4

Dr. Nigel Brown Independent Director Director since: 2024 Age: 61 Committees: Technology & Innovation (Chair), Human Capital, Investment	Professional Experience Highlights
•
Founder and Chief Executive Officer, Princeton Healthcare Advisory, LLC (2015 – Present), a specialty advisory firm supporting growth-focused private equity, venture capital and strategic investors in the healthcare and life sciences sectors
•
Advisor, Rothschild & Co., Five Arrows Managers LLP (2024 – Present), the alternative assets arm of Rothschild & Co.
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General Partner, Trevi Health Capital (2015 – 2018), a healthcare focused specialty investment firm
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Corporate Vice President, Head of Corporate Development and Strategy, Covance, Inc. (formerly NYSE: CVD) (2006 – 2015)

Skills and Qualifications
•
Over 25 years of leadership and strategy experience across public companies and as an advisor to growth-focused investors, including as CEO of Princeton Healthcare Advisory
•
Extensive M&A, strategic partnership and investment experience, having executed 25+ transactions with an aggregate value exceeding $10 billion, including the $6.2 billion sale of Covance to LabCorp (NYSE: LH), demonstrating strong deal execution and value realization capabilities
•
Deep understanding of structuring and negotiating licensing and commercialization agreements in highly IP-driven industries, aligning closely with the Company's strategy of monetizing its technology portfolio through long-term licensing arrangements
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Regulatory and policy experience through advising governments, membership of industry trade association regulatory groups, and oversight of corporate regulatory affairs operations, supporting informed oversight of evolving regulatory landscapes and geopolitical considerations relevant to the Company's global operations
•
Public company board and committee experience, including service on Inotiv, Inc. (Nasdaq: NOTV), with roles on the Audit, Compensation, and Nominating & Governance Committees, strengthening governance, oversight, and shareholder alignment

Other Public Company Boards
• Inotiv, Inc. (Nasdaq: NOTV) (2021 – Present), a contract research organization
Education
• M.A. & D.Phil, University of Oxford • M.B.A., The Open University • Nestlé Post-Doctoral Fellowship, Massachusetts Institute of Technology

Universal Display Corporation • 2026 Proxy Statement • 5

Cynthia J. Comparin Independent Director Director since: 2020 Age: 67 Committees: Audit (Chair), Environmental & Social Responsibility, Nominating & Corporate Governance	Professional Experience Highlights
•
Founder and Chief Executive Officer, Animato Technologies Corp. (1997 – 2016), a private company providing business and technology solutions to enterprise clients
•
President, Enterprise Network Services Division, ALLTEL Corporation (1996 – 1997), a telecommunications services provider
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Vice President and General Manager, Network Transformation Services Division, Nortel Networks Corporation (1995 – 1996), a telecommunications and networking technology company
•
General Manager, Latin America, Recognition International (1994 – 1995), a global technology company
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Various executive management positions, Electronic Data Systems Corporation (EDS) (1984 – 1994), an information technology services company

Skills and Qualifications
•
Over 30 years of leadership and entrepreneurial experience across technology and enterprise services businesses, including as the founder and Chief Executive Officer of Animato Technologies Corp., a company which she led from 1997 until its sale in 2016
•
Substantial executive leadership experience across multibillion-dollar global technology corporations, including creating and leading ALLTEL’s Enterprise Network Services Division and holding senior leadership roles at Nortel, Recognition International and EDS, providing her with broad perspective on technology businesses, enterprise operations, telecommunications and licensing-driven business models relevant to the Company
•
Operational expertise in leading enterprise services organizations, including technology integration and operations services for global customers, focused on customer delivery models
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Public company board, audit committee and cybersecurity oversight experience, including service on the audit (Chair), technology and cybersecurity committees of Cullen/Frost Bankers, Inc. (NYSE: CFR), strengthening the Board’s oversight of financial reporting, risk management and internal controls

Other Public Company Boards
• Cullen/Frost Bankers, Inc. (NYSE: CFR) (2018 – Present), a financial holding company • Black Box Corporation (formerly Nasdaq: BBOX) (2016 – 2019), a digital solutions provider
Education
•
B.B.A., The University of Texas at Austin (Finance)
•
Completed executive management programs at The Wharton School and Harvard University
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Certified Systemic Cyber Risk Governance for Corporate Directors

Universal Display Corporation • 2026 Proxy Statement • 6

Richard C. Elias Independent Director Director since: 2014 Age: 72 Committees: Environmental & Social Responsibility (Chair), Audit, Investment	Professional Experience Highlights
•
President and Chief Executive Officer, Transitions Optical, Inc. (1995 – 2014), a subsidiary and then joint venture of PPG
•
Senior Vice President - Optical and Specialty Materials, PPG Industries, Inc. (NYSE: PPG) (2008 – 2014), a paints, coatings and specialty products company
•
Vice President, Optical Products, PPG Industries, Inc. (NYSE: PPG) (2000 – 2008)

Skills and Qualifications
•
More than 20 years of senior management experience for PPG Industries’ Optical and Specialty Materials business, including leadership of a key segment with over $1 billion in annual sales and increased market penetration of Transitions lenses
•
Experience in specialty materials and manufacturing through senior leadership roles at PPG Industries, Inc. (NYSE: PPG), including insight into optical materials, supply chains, manufacturing processes and end-market dynamics relevant to the Company
•
Transaction experience, including senior management experience during the strategic sale of Transitions Optical and PPG’s optical sunlens business in an approximately $3.4 billion transaction and service as a director of Black Box Corporation (formerly Nasdaq: BBOX) at the time of its sale to AGC Networks
•
Public company board and committee experience, including service on Black Box Corporation (formerly Nasdaq: BBOX), with prior roles on the Human Capital and Nominating & Governance Committees

Other Public Company Boards
• Black Box Corporation (formerly Nasdaq: BBOX) (2014 – 2019), a digital solutions provider
Education
• M.B.A., Marquette University • B.S., University of South Carolina (Chemistry)

Universal Display Corporation • 2026 Proxy Statement • 7

Elizabeth H. Gemmill Lead Independent Director Director since: 1997 Age: 80 Committees: Audit, Human Capital, Nominating & Corporate Governance	Professional Experience Highlights

•
Chair of the Board, Presbyterian Foundation (2010– 2018)
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Managing Trustee and President, Warwick Foundation (1999 – 2012), a private family foundation that provided grants to not-for-profit organizations
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Chair of the Board, Philadelphia University (1998 – 2009)
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Director, Franklin Institute, 2007-2025
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Director, Senior Vice President, BNY Mellon (1974 – 1986), a global financial services company

Skills and Qualifications

•
Long history on for-profit and not-for-profit boards provides strong insights and critical experience on matters of board oversight
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Transaction experience, including service as a director of American Water Works Company, Inc. (NYSE: AWK) at the time of its approximately $8.6 billion sale and service as a director of Philadelphia Consolidated Holdings Corporation (formerly Nasdaq: PHLY) at the time of its approximately $4.7 billion sale
•
Brings governance expertise, as a Board Leadership Fellow of the National Association of Corporate Directors (NACD), prior service on the audit committee of a public company board and service as Chair of multiple not-for-profit boards, including Philadelphia University and the Presbyterian Foundation
•
Extensive strategic planning experience
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Risk management experience including assessments of internal controls and risk mitigation policies, supply chain vulnerabilities and insurance strategies
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Industry specific knowledge with a deep understanding of the operational environment in which the Company operates

Other Public Company Boards

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Advisory Board Member, WSFS Financial Corporation (Nasdaq: WSFS) (2019 – 2019), a financial services company
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Beneficial Bancorp, Inc. (formerly Nasdaq: BNCL) (2014 – 2019), a community-based, diversified financial services company
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Philadelphia Consolidated Holdings Corporation (formerly Nasdaq: PHLY) (2000 – 2008), a commercial property/casualty and professional liability insurance company
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American Water Works Company, Inc. (NYSE: AWK) (1983 – 2003), a company devoted exclusively to the business of water
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Bucks County Financial Bancorp, Inc. (formerly Nasdaq: WFBC) (1998 – 1999), a community bank

Education
• Bryn Mawr College, A.B. • Boston University School of Law J.D. • University of Pennsylvania, M.L.A.

Universal Display Corporation • 2026 Proxy Statement • 8

C. Keith Hartley Independent Director Director since: 2000 Age: 83 Committees: Investment (Chair), Audit, Human Capital	Professional Experience Highlights
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President, Hartley Capital Advisors (2000 – Present), a merchant banking firm
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Managing Partner, Forum Capital Markets LLC (1995 – 2000), an investment banking company
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Independent Financial Consultant (1991 – 1995)
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Managing Director, Peers & Co. (1990 – 1991), a merchant banking firm
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Managing Partner, Drexel Burnham Lambert, Inc. (1973 – 1989), an investment banking company

Skills and Qualifications
•
Financial and strategic transaction expertise developed through senior leadership roles in the investment banking industry
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Capital markets expertise, including leading debt financing for Idera Pharmaceuticals, Inc. (formerly Nasdaq: IDRA) and serving as co-manager on the IPO of Swisher International Group Inc. (formerly NYSE: SWR)
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Board-level experience at Comdisco, Inc. (formerly NYSE: CDO), providing insight into leasing and financing structures for technology-driven businesses relevant to the Company’s operations
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Past experience on the boards of other public companies provides him with valuable insight into corporate governance practices

Other Public Company Boards
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Swisher International Group Inc. (formerly NYSE: SWR) (1995 – Present), a cigar company
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Idera Pharmaceuticals, Inc. (formerly Nasdaq: IDRA) (2000 – 2014), a clinical stage biotechnology company
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U.S. Diagnostics, Inc. (formerly Nasdaq: USDL) (1996 – 2001), an operator of diagnostic imaging centers
•
Comdisco, Inc. (formerly NYSE: CDO) (1978 – 2005), a lessor of high technology equipment

Education
• M.B.A., Columbia Business School (Finance & Taxation) • B.A., Dartmouth College (Economics)

Universal Display Corporation • 2026 Proxy Statement • 9

Celia Joseph Independent Director Director since: 2020 Age: 72 Committees: Nominating & Corporate Governance (Chair), Human Capital, Environmental & Social Responsibility	Professional Experience Highlights
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Director, Employment and Benefits Law, Solenis LLC (2014 – 2018), a global specialty chemicals company
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Of Counsel, Fisher & Phillips LLP (2010-2014), an international labor and employment law firm
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Founder, Celia M. Joseph & Associates PC (2009 - 2010), a law firm
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Assistant General Counsel, global Employment Law Manager and Corporate EEO/Diversity Manager, Rohm and Haas Company (1980 – 2009), a global specialty chemicals company

Skills and Qualifications
•
Nearly 40 years of experience working with multinational companies in the chemicals industries, providing a deep global perspective relevant to the Company's workforce, legal, business, regulatory matters and human capital management across complex international operations, including leading Corporate EEO/Diversity initiatives
•
Significant transaction expertise as lead employment attorney in numerous mergers, acquisitions and divestitures, including for Rohm and Haas Company’s (formerly NYSE: ROH) purchase of Morton International Inc. for approximately $4.9 billion; and, on transaction and transition teams, providing advice, negotiating contract terms and managing global post-transaction employment, compensation, benefits and other workplace issues
•
Extensive experience in global legal, business and strategic matters for the chemicals and other industries, through senior legal and human resources roles at Solenis LLC, Rohm and Haas Company and law firms on employment, compensation and benefits; environmental, health and safety; cybersecurity; protecting trade secrets; privacy; food, drug and medical device law; and litigation; with experience supporting workforce allocation and alignment with shifting business priorities
•
Significant experience advising businesses on employment, compliance and organizational matters regarding multinational employee relations and complex workplace issues; and acting as lead legal member of global commercial, human resources, manufacturing, supply chain, technology, research, and sales teams, providing her with strong insight relevant to the Company's global business
•
Deep leadership background in multinational corporate governance and interface with corporate boards, including leading global teams; developing and managing global policies, codes of conduct and business ethics, contracts and complaint procedures; creating and conducting global compliance training; conducting and managing investigations; and acting as lead legal member on crisis and risk prevention teams, all relevant to the oversight of the Company's corporate governance processes

Education
• J.D., Temple University School of Law • M.B.A., Drexel University - LeBow School of Business • B.A., Temple University

Universal Display Corporation • 2026 Proxy Statement • 10

Lawrence Lacerte Independent Director Director since: 1999 Age: 73 Committees: Human Capital (Chair), Audit, Nominating & Corporate Governance	Professional Experience Highlights
•
Founder, Chairman of the Board and Chief Executive Officer, Exponent Technologies, Inc. (1998 – 2023), a company specializing in technology and Internet-related ventures
•
Founder, Chairman and Chief Executive Officer, Lacerte Software Corp. (1978 – 1998), a professional tax preparation software development company which was sold to Intuit Inc. (Nasdaq: INTU)

Skills and Qualifications
•
Significant executive leadership and entrepreneurial experience as the founder, Chairman and Chief Executive Officer of two technology companies, including Lacerte Software Corp. and Exponent Technologies
•
Experience scaling and growing companies, including through his leadership of Lacerte Software Corp., which grew to 350 employees, generated $100 million in sales and captured 35% of the professional tax-preparation market
•
Significant transaction experience, including the $400 million sale of Lacerte Software Corp. to Intuit Corporation in June 1998
•
Experience identifying and pursuing market opportunities in software and technology, providing insight relevant to the Company’s strategy, innovation priorities and long-term growth

Universal Display Corporation • 2026 Proxy Statement • 11

Dr. Joan Lau Independent Director Director since: 2024 Age: 56 Committees: Environmental & Social Responsibility; Nominating & Corporate Governance, Technology & Innovation	Professional Experience Highlights
•
Co-founder, President, and Chief Executive Officer, Spirovant Sciences, Inc. (2016 – Present), a gene therapy company developing treatments for inherited respiratory diseases, including cystic fibrosis
•
Co-Founder and Managing Partner, Militia Hill Ventures (2013 – Present), which creates and develops life sciences companies
•
Former President and Chief Executive Officer of two venture-backed biotechnology companies, Azelon Pharmaceuticals (2011-2012), a venture-backed clinical-stage company, and Locus Pharmaceuticals (2009-2011), a computational chemistry discovery company
•
Chief Operating Officer, Immunome (Nasdaq: IMNM), a clinical-stage targeted oncology company (2013-2015)
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Leadership roles in R&D drug development and business development, Merck Research Laboratories, the research arm of Merck & Co., Inc. (NYSE: MRK)

Skills and Qualifications
•
Over 20 years of executive leadership experience across biopharmaceutical, biotechnology and R&D-focused companies, including as Chief Executive Officer of Spirovant Sciences, Inc. and as Co-Founder and Managing Partner of Militia Hill Ventures
•
Investment, M&A and strategic partnership experience, including as co-founder of Militia Hill Ventures and through her leadership of Spirovant Sciences in connection with Roivant Sciences’ strategic alliance with Sumitomo Dainippon Pharma, a $3.0 billion transaction that included Roivant’s ownership interests in Spirovant
•
Deep research and development background that enhances the capabilities of the Board as Universal Display Corporation explores and executes opportunities in the global OLED industry and beyond
•
Substantial insight into strategic planning and product development through leadership roles across innovative life sciences companies
•
Public company board experience, including service on the boards of Brandywine Realty Trust (NYSE: BDN) and Rockwell Medical (Nasdaq: RMTI), including Governance, Audit and Compensation committee roles

Other Public Company Boards
•
Brandywine Realty Trust (NYSE: BDN) (2023 – Present), an integrated real estate company
•
Rockwell Medical, Inc. (Nasdaq: RMTI) (2023 – Present), a healthcare company focused on hemodialysis
•
Renovacor, Inc. (formerly NYSE: RCOR) (2021 – 2022), a biotechnology company focused on cardiac gene therapy

Education
• Ph.D., University of Cincinnati • M.B.A., University of Pennsylvania – Wharton School of Business • B.S.E., University of Pennsylvania – School of Engineering

Universal Display Corporation • 2026 Proxy Statement • 12

Sidney D. Rosenblatt Chairman Director since: 1996 Age: 78 Committees: Environmental & Social Responsibility, Investment	Professional Experience Highlights
•
Executive Vice President, Chief Financial Officer, Treasurer and Secretary, Universal Display Corporation (Nasdaq: OLED) (1995 – 2022)
•
Senior Vice President, Chief Financial Officer and Treasurer, InterDigital, Inc. (formerly International Mobile Machines Corporation) (Nasdaq: IDCC) (1982 – 1990), an advanced wireless technologies and products company

Skills and Qualifications
•
Instrumental in the establishment and advancement of Universal Display, positioning the Company as a leader in energy-efficient phosphorescent OLED materials and technologies
•
Proven track record of transformation leading Universal Display’s evolution from an early-stage R&D startup with one patent pending into the global leader in the OLED ecosystem, with its proprietary technologies and materials embedded in commercial OLED products worldwide
•
Extensive experience in the development and protection of proprietary OLED technologies and materials, contributing to the development of an IP portfolio of more than 7,000 patents worldwide, central to the Company’s licensing-based business model
•
Significant transaction experience, including playing a key role in Universal Display’s IPO in 1996 and leading contract negotiations of its first large-scale commercial agreements
•
Over 20 years of financial leadership and oversight experience from public company CFO roles at innovative technology businesses
•
Deep IP and licensing experience as CFO and Treasurer of InterDigital, Inc.

Education
• LL.M., Temple University • J.D., Temple University • B.B.A., Temple University

Universal Display Corporation • 2026 Proxy Statement • 13

April Walker Independent Director Director since: 2025 Age: 59 Committees Investment, Technology & Innovation	Professional Experience Highlights
•
Senior Vice President of Customer Success, Regulated, Industrial, Consumer, and Energy Industries, Salesforce, Inc. (NYSE: CRM) (2022 - 2024), a customer relationship management and cloud computing company
•
GM Microsoft Technology & Innovation Hubs, Microsoft Corporation (Nasdaq: MSFT) (2018 - 2022), a global technology company focused on cloud computing, software, artificial intelligence, and enterprise platforms
•
Vice President Distributed Engineering, MetLife, Inc. (NYSE: MET) (2015 - 2017), a global insurance and financial services company providing life insurance, employee benefits, and asset management services
•
Executive Director Infrastructure, Application, Cybersecurity Ops & BPO Governance, Washington Gas (2013 - 2015), regulated natural gas utility providing energy distribution and infrastructure services to residential, commercial, and government customers
•
Head of IT & Digital Media, NBCUniversal, (2009 - 2013), a global media and entertainment company engaged in television, film, streaming, and news operations

Skills and Qualifications
•
More than 35 years of senior leadership experience across global technology and enterprise companies, including Microsoft, MetLife, NBCUniversal, Salesforce, and Washington Gas, providing perspective on enterprise technology strategy and transformation relevant to the Company
•
Drove enterprise adoption of AI and data platforms at Salesforce, including Einstein AI, Data Cloud, and Tableau, establishing operating frameworks that improved adoption, retention, and enterprise value realization that integrated governance, regulatory requirements, and outcome-based engagement across regulated, industrial, consumer, and energy sectors
•
Led Microsoft’s U.S. Technology and Innovation Hubs organization, built and delivered enterprise data modeling, natural language processing, computer vision, and cloud engagements, and establishing a repeatable Business Envisioning model to align business priorities with technical architecture and accelerate adoption of platforms including Azure Machine Learning, Azure Synapse Analytics, and Azure Cognitive Services
•
Directed global infrastructure modernization at MetLife, including data center consolidation, platform redesign, middleware, and migration to Microsoft Azure, improving scalability, resilience, and enabling enterprise data and analytics capabilities
•
Oversaw cybersecurity, infrastructure, and third-party risk governance at Washington Gas, including global service providers across the United States, India, and the Philippines and governance of critical systems, including SCADA

Other Public Company Boards
• Sangoma Technologies Corporation (Nasdaq: SANG; TSX: STC) (2024 – Present), a provider of cloud-based Communications-as-a-Service solutions (Compensation, Nominating & Governance Committee)
Education
•
M.B.A., Massachusetts Institute of Technology
•
Executive certifications in Artificial Intelligence, Data Science, and Machine Learning, MIT Schwarzman College of Computing
•
M.S., George Washington University (Engineering Management)
•
Graduate of the Nasdaq / NYU Law School Cyber Scholar Program

Universal Display Corporation • 2026 Proxy Statement • 14

Vote Required and Recommendation of our Board of Directors

Each director will be elected if a majority of the votes cast by all shareholders, voting as a single class, are "FOR" election with respect to that director. Abstentions on this proposal are not considered “votes cast” and will have no effect on the outcome of the vote. Similarly, broker non-votes are not considered “votes cast” with respect to this proposal and, therefore, will have no effect on the outcome of the vote. Shareholders do not have cumulative voting rights with regard to the election of members of our Board of Directors.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE NOMINEES FOR DIRECTOR.

Director Independence

Our Board of Directors has established a Nominating & Corporate Governance ("NCG") Committee, whose duties include, among others, making recommendations for approval to the full Board of Directors with regard to director independence. The current members of the NCG Committee are Ms. Joseph (Chair), Ms. Comparin, Ms. Gemmill, Mr. Lacerte and Dr. Lau. Each member of our NCG Committee is an independent director under the Nasdaq Stock Market ("Nasdaq") listing requirements. Our NCG Committee operates pursuant to a written charter that was last reviewed by the NCG Committee and approved by our Board of Directors on April 7, 2026. A copy of the charter is publicly available through the “Shareholders — Corporate Governance” section of our website at www.oled.com.

After the NCG Committee makes its recommendations to the Board of Directors with regard to director independence, our Board of Directors considers and approves these recommendations. In so doing, the Board of Directors has determined that a majority of its members are “independent directors” within the meaning of applicable Nasdaq listing requirements. Our independent directors are Dr. Nigel Brown, Ms. Comparin, Mr. Elias, Ms. Gemmill, Mr. Hartley, Ms. Joseph, Mr. Lacerte, Dr. Lau, Mr. Rosenblatt and Ms. Walker. In addition, based on these listing requirements, our Board of Directors has determined that Mr. Abramson is not an independent director because he is an officer of the Company.

Our independent directors meet in executive session on a periodic basis in connection with regularly-scheduled meetings of the full Board of Directors, as well as in their capacity as members of our Audit, Human Capital, Environmental & Social Responsibility (“ESR”), Technology & Innovation, Investment, and NCG Committees, as applicable.

In evaluating director independence, the disinterested members of our NCG Committee and the Board of Directors considered our relationship with Exponent Technologies, Inc. (“Exponent”). Exponent is a provider of information system services for payroll, benefits and human resources management. Mr. Lacerte previously was Chairman of the Board of Directors and Chief Executive Officer of Exponent and continues to have an ownership interest in Exponent. For 2025, we paid a total of approximately $94,339 to Exponent in connection with its provision of these services to us. This amount is below the threshold for director independence under the Nasdaq listing requirements. There being no other factors suggesting that this relationship might impair Mr. Lacerte’s independence, the disinterested members of our NCG Committee and the Board of Directors concluded that Mr. Lacerte is an independent director. The NCG Committee and the Board of Directors also considered Mr. Rosenblatt's prior employment, which ended over three years ago, as an executive of the Company and our current relationship with his son, David Rosenblatt, who currently serves as a senior financial analyst of UDC, Inc., a wholly-owned subsidiary of the Company. Neither Mr. Sidney Rosenblatt's former employment with the Company, nor the current employment of his son precludes a determination of director independence under the NASDAQ listing requirements. There being no other factors suggesting that this relationship might impair Mr. Sidney Rosenblatt's independence, the disinterested members of our NCG Committee and the Board of Directors concluded that Mr. Sidney Rosenblatt is an independent director.

Board and Committee Meetings; Annual Meeting Attendance

In 2025, our Board of Directors held nine meetings, our Audit Committee held five meetings, our Human Capital Committee held four meetings, our NCG Committee held three meetings, our ESR Committee held four meetings, and our Investment Committee held two meetings. All members of the Board of Directors (or of the applicable committee of the Board) attended at least 75% of these meetings in the aggregate.

All incumbent directors and nominees for election as director are encouraged, but not required, to attend our annual meetings of shareholders. All of the current members of our Board of Directors who were members of the Board in 2025 attended our Annual Meeting of Shareholders in 2025.

Universal Display Corporation • 2026 Proxy Statement • 15

Director Nominations

The duties of our NCG Committee include, among others, recommending to the full Board of Directors candidates for election and re-election as directors. The NCG Committee recommends candidates for election as directors, and the Board of Directors then approves the candidates who will be nominated to stand for election. In nominating candidates for election as directors, both our NCG Committee and our full Board of Directors consider the skills, experience, character, commitment and diversity of background of each potential nominee, all in the context of the requirements of our Board of Directors at that point in time. With respect to their consideration of diversity of background, neither our NCG Committee nor our full Board of Directors has a formal policy of assessing diversity with respect to any particular qualities or attributes. Each candidate should be an individual who has demonstrated integrity and ethics, has an understanding of the elements relevant to the success of a publicly-traded company, and has established a record of professional accomplishment in such candidate’s chosen field. Each candidate also should be prepared to participate in all Board and committee meetings that he or she attends and should not have other personal or professional commitments that might reasonably be expected to interfere with or limit such candidate’s ability to do so. Additionally, in determining whether to recommend a director for re-election, the director’s past attendance at Board and committee meetings is considered.

Our Board of Directors has no stated specific, minimum qualifications that must be met by candidates for election as directors. However, in accordance with U.S. Securities and Exchange Commission (“SEC”) rules and applicable Nasdaq listing requirements, at least one member of our Board of Directors is expected to meet the criteria for an “audit committee financial expert” as defined by SEC rules, and a majority of the members of the Board are expected to meet the definition of “independent director” within the meaning of SEC rules and applicable Nasdaq listing requirements.

Any shareholder of record entitled to vote in the election of directors at an annual or special meeting of our shareholders may nominate one or more persons to stand for election to the Board at such meeting in accordance with the requirements of our Amended and Restated Bylaws. In order to be considered by our Board of Directors in connection with the nominations process for our 2027 Annual Meeting of Shareholders, all such director nominations must be received by our Secretary at our principal executive offices by February 18, 2027. Each such submission must be in writing and must comply with the notice, information and consent provisions contained in our Amended and Restated Bylaws. In addition, each such submission must include any other information required by Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Submissions should be addressed to our Secretary at the following address: Universal Display Corporation, 250 Phillips Boulevard, Ewing, New Jersey 08618.

Our NCG Committee will consider all candidates identified by shareholders through the processes described above, and will evaluate each of them, including incumbent directors, based on the same criteria and make a recommendation to the full Board of Directors relating to all candidates for director. Although we have no formal policy regarding shareholder nominees, our Board of Directors believes that shareholder nominees should be viewed in substantially the same manner as other nominees. The consideration of any candidate for director will be based on an assessment of the individual’s background, skills and abilities, together with an assessment of whether such characteristics qualify the individual to fulfill the needs of our Board of Directors at that time.

Board Leadership Structure

Our Board is currently composed of eleven directors – ten independent directors and one director who is the Chief Executive Officer of the Company. We believe that the overlap between our Board of Directors and executive management has been advantageous to us, as we have benefited from strong, clear, consistent and cohesive leadership. Since December 2007, our Board of Directors has had a leadership structure in which the Board’s Chair and our Chief Executive Officer are different persons.

In June 2023, Mr. Rosenblatt assumed the role of Board Chair from Ms. Gemmill, and Ms. Gemmill resumed the role of our lead independent director, a position she previously held from February 2018 to June 2022. As Lead Independent Director, Ms. Gemmill promotes strong, independent oversight of the Company’s management, and engaging with shareholders as part of the Company’s shareholder outreach efforts.

Our independent directors meet in executive session on a periodic basis in connection with regularly-scheduled meetings of the full Board of Directors, as well as in their capacity as members of our Audit, Human Capital, ESR, Technology & Innovation, Investment, and NCG Committees. Members of our Board of Directors, who all actively participate in Board activities and meetings, are able to propose items for inclusion on Board meeting agendas, and our Board meetings include time for discussion of items not on the formal agenda.

Each of our directors is a sophisticated and seasoned businessperson, experienced in board processes and knowledgeable regarding matters of corporate governance, and has substantial leadership experience in his or her field. For additional information about the backgrounds and qualifications of our directors, see above under the heading “Nominees For Election as Directors.”

Universal Display Corporation • 2026 Proxy Statement • 16

Audit Committee

Our Board of Directors has established a standing Audit Committee. The current members of our Audit Committee are Ms. Comparin (Chair), Mr. Elias, Ms. Gemmill, Mr. Hartley and Mr. Lacerte.

Our Audit Committee operates pursuant to a written charter that complies with the applicable provisions of the Sarbanes-Oxley Act of 2002 and related rules of the SEC and Nasdaq listing standards. The Audit Committee Charter was last reviewed by our Audit Committee and approved by our Board of Directors on April 7, 2026 and a copy of the charter is publicly available through the “Shareholders — Corporate Governance” section of our website at www.oled.com.

According to its charter, our Audit Committee is responsible for, among other things:

•
reviewing our financial statements and discussing these statements and other relevant financial matters with management and our independent registered public accounting firm;
•
selecting and evaluating our independent registered public accounting firm and approving all audit engagement fees and terms;
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pre-approving all audit and non-audit services provided to us, including the scope of such services, the procedures to be utilized and the compensation to be paid;
•
assessing the effectiveness of our internal control system, including with respect to information technology security, and discussing this assessment with management and our independent registered public accounting firm;
•
overseeing and reviewing the adequacy and effectiveness of our cybersecurity, information and technology security, and data protection programs, procedures, and policies;
•
reviewing our financial reporting and accounting standards and principles, significant changes in these standards and principles, or in their application, and key accounting decisions affecting our financial statements, including alternatives to, and the rationale for, these decisions;
•
discussing with management and our independent registered public accounting firm, as appropriate, our risk assessment and risk management policies, including our major exposures to financial risk and the steps taken by management to monitor and mitigate these exposures; and
•
reviewing and investigating any matters pertaining to the integrity of management, including any actual or potential conflicts of interest or allegations of fraud, and the adherence of management to the standards of business conduct required by our code of ethics.

Each member of our Audit Committee meets the financial knowledge and independence criteria of the Nasdaq listing requirements. In April 2026, our Board of Directors determined that Ms. Comparin, Chair of the Audit Committee, is an “audit committee financial expert” as such term is defined under SEC regulations and that Ms. Comparin meets the financial sophistication and independence standards mandated by the Nasdaq listing requirements.

Universal Display Corporation • 2026 Proxy Statement • 17

REPORT OF THE AUDIT COMMITTEE

The Audit Committee has reviewed and discussed with Company management the audited financial statements of the Company for the year ended December 31, 2025, as well as management’s assessment of the Company’s internal control over financial reporting as of December 31, 2025. In addition, the Audit Committee has discussed with the Company’s independent registered public accounting firm, KPMG LLP, the matters required to be discussed by Public Company Accounting Oversight Board (the “PCAOB”) Auditing Standard No. 16. The Audit Committee also has received the written communications from KPMG LLP required by the PCAOB regarding KPMG LLP’s communications with the Audit Committee concerning independence and has discussed the independence of KPMG LLP with that firm. Based on the Audit Committee’s review of the matters noted above and its discussions with management and the Company’s independent registered public accounting firm, the Audit Committee recommended to the Company’s Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025.

Respectfully submitted by the Audit Committee

Cynthia J. Comparin (Chair)
Richard C. Elias
Elizabeth H. Gemmill
C. Keith Hartley
Lawrence Lacerte

Human Capital Committee

Our Board of Directors has established a standing Human Capital Committee. The current members of our Human Capital Committee are Mr. Lacerte (Chair), Dr. Nigel Brown, Ms. Gemmill, Mr. Hartley, and Ms. Joseph.

Our Human Capital Committee operates pursuant to a written charter that was last reviewed by our Human Capital Committee and approved by our Board of Directors on April 7, 2026. A copy of the charter is publicly available through the “Shareholders — Corporate Governance” section of our website at www.oled.com.

According to its charter, our Human Capital Committee is responsible for, among other things:

•
reviewing and approving the base salary, incentive compensation and any other compensation for the Company’s Chief Executive Officer and other senior executive officers;
•
recommending to the full Board of Directors the compensation for service as a member of the Board of Directors;
•
overseeing the development of an internally consistent and externally competitive executive compensation program to attract and retain qualified executives and to provide incentives for the attainment of the Company’s strategic goals;
•
reviewing and approving management’s recommendations for equity compensation awards under the Company’s equity-based compensation plans;
•
administering and discharging the duties imposed on the Human Capital Committee under the terms of the charter and the Company’s Equity Compensation Plan, Employee Stock Purchase Plan, and Supplemental Executive Retirement Plan; and
•
making recommendations to the full Board of Directors with respect to long-term incentive compensation plans and equity-based compensation plans, and any changes to such plans.

Our Human Capital Committee has historically determined the compensation for the Company’s executive officers in two stages. Base salary adjustments and perquisites and other benefits (life insurance coverage, automobile allowance, etc.) have been approved to reflect annual adjustments that coincide with the annual employment anniversaries of these individuals with the Company. Awards under our Annual Incentive Plan (which we sometimes refer to as bonuses), long-term incentive equity compensation awards and any special cash or non-cash awards typically have been granted shortly after year-end. This enables the Human Capital Committee to review and consider the Company’s fiscal performance for the year in determining these awards.

For 2025, our Human Capital Committee recommended, and our Board of Directors approved in December 2024, a compensation program for non-employee members of our Board of Directors consistent with the compensation program for 2024, as described below under “Compensation of Directors.”

Board compensation was paid in 2025 in quarterly installments at the end of each quarter during the year. Mr. Abramson, the lone director who also served as an officer of the Company in 2025, did not receive compensation for his service on the Board during 2025.

Universal Display Corporation • 2026 Proxy Statement • 18

In order to facilitate the Human Capital Committee’s activities, Company management recommends to the Committee proposed compensation for the Company’s executive officers and directors. However, the Human Capital Committee exercises independent judgment in determining compensation for the Company’s executive officers and directors, and in recommending this compensation to the full Board of Directors for approval. As part of this process, the Human Capital Committee meets in executive session to review and ultimately finalize its recommendations.

Since 2009, the Human Capital Committee has consulted from time to time as to compensation matters with Korn Ferry, a global management consulting firm (“Korn Ferry”). As discussed below under “Executive Compensation – Compensation Discussion and Analysis,” the Human Capital Committee consulted with Korn Ferry in establishing the executive compensation program for 2025.

Human Capital Committee Interlocks and Insider Participation

Each member of our Human Capital Committee is an independent director under the Nasdaq listing requirements. None of the members of our Human Capital Committee were officers or employees of the Company or any of its subsidiaries during 2025, were formerly officers of the Company or any of its subsidiaries, or had any relationship with the Company since the beginning of 2025 that requires disclosure under Item 404 of Regulation S-K, nor have there been since the beginning of 2025 any compensation committee interlocks involving our directors and executive officers that require disclosure under Item 407 of Regulation S-K.

REPORT OF THE HUMAN CAPITAL COMMITTEE

The Human Capital Committee of the Company has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with Company management and, based on such review and discussions, the Human Capital Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

Respectfully submitted by the Human Capital Committee

Lawrence Lacerte (Chair)
Nigel Brown
Elizabeth H. Gemmill
C. Keith Hartley
Celia M. Joseph

Shareholder Communications

Shareholders may send communications to our Board of Directors, or to individual members of our Board of Directors, care of our Secretary at the following address: Universal Display Corporation, 250 Phillips Boulevard, Ewing, New Jersey 08618. In general, all shareholder communications sent to our Secretary for forwarding to our Board of Directors, or to specified Board members, will be forwarded in accordance with the sender’s instructions. However, our Secretary reserves the right to not forward to members of our Board of Directors any abusive, threatening or otherwise inappropriate materials. Information on how to submit complaints to our Audit Committee regarding accounting, internal accounting controls or auditing matters can be found on the “Shareholders — Corporate Governance” section of our website at www.oled.com. The information on our website referenced in this proxy statement is not and should not be considered a part of this proxy statement.

Universal Display Corporation • 2026 Proxy Statement • 19

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Philosophy and Objectives

Compensation and benefits programs are an important part of the relationship between our Company and our Named Executive Officers (defined under the “Summary Compensation Table” section below). Compensation for our Named Executive Officers is intended to be competitive, thereby allowing us to attract, motivate and retain talented personnel. We also seek to reward our Named Executive Officers for accomplishments and contributions to the Company’s long-term strategic and short-term business goals.

What We Do vs. What We Do Not Do

Below is a summary of executive compensation policies and practices we have chosen to implement to support our executive compensation philosophy and objectives, and practices we have chosen not to implement:

What We Do:	What We Do Not Do:

Pay for Performance under Our Annual Incentive Plan: We link pay to performance and shareholder interests by establishing our Annual Incentive Plan based on financial metrics and strategic performance goals established in advance by our Human Capital Committee.

No Guaranteed Bonuses: We do not provide guaranteed minimum bonuses or uncapped incentives under our Annual Incentive Plan.

Enhanced Emphasis of Company Goals and Relative Growth Targets Under our Annual Incentive Plan: In 2025, the Company financial performance factors under our Annual Incentive Plan were 80% and the team/individual performance factor was 20%. Consistent with 2024, the financial performance factors consist of both revenue and adjusted operating income (based on the achievement of pre-established targets), with each making up an equal portion of the financial performance factors. Targets for 2025 were set above 2024 results. In setting the 2025 financial performance goals, our Human Capital Committee considered the ongoing macroeconomic uncertainty, including potential obstacles to securing supply of critical raw material inventory in a challenging tariff and export environment and to managing increasing production and operational cost, as well as geopolitical tensions across our key operating regions. As a result, our Human Capital Committee adopted a wider range of performance outcomes for the annual incentive plan to ensure targets remain challenging yet achievable, and incentivizing long-term profitability over short-term results in a volatile landscape.

No Employment Contracts: We do not have any individual employment contracts with any of our Named Executive Officers.

Emphasis on Long-Term Value: In 2025, individual KPIs were set to account for geopolitical and labor market instability and shifting tariff landscapes with a philosophy to continue to reward actions that build long-term value and business opportunity, even when macroeconomic factors may create short-term revenue and earnings volatility.

No Modifications of Prior Award Criteria: We do not modify the performance measurement criteria for financial award targets once they are set at the beginning of a fiscal year, preferring to provide targets that reflect realistic industry, macroeconomic and geopolitical factors that are inherent in a business that generates a substantial amount of its revenues outside of North America.

Clawback Policy: In 2023, our Human Capital Committee adopted a policy, applicable to performance compensation such as the bonuses under our Annual Incentive Plan and the performance stock unit awards under our long-term incentive program, which states that if the Company is required to prepare an accounting restatement due to the Company’s material noncompliance with any financial reporting requirement under applicable securities laws, the Company shall recover the amount of any erroneously awarded compensation that is granted, earned, paid, received, or vested, based wholly or in part upon the attainment of any financial reporting measure that is received by any officer of the Company as contemplated under Section 16 of the Exchange Act (including all of our Named Executive Officers) during the three completed fiscal years immediately before the date that the Company is required to prepare the restatement.

No Short Selling, Hedging or Similar Transactions: All employees and directors are prohibited from trading in options, warrants, puts and calls or similar financial instruments on any Company securities, or selling any Company securities “short.” Additionally, all employees and directors are prohibited from engaging in transactions that hedge or offset, or are designed to hedge or offset, any decrease in the market value of any Company securities.

Universal Display Corporation • 2026 Proxy Statement • 20

What We Do:	What We Do Not Do:

Existing Clawback Provisions in Equity Compensation Agreements Continue to Apply. Our Named Executive Officers are subject to equity compensation agreements which include clawback provisions. Our clawback policy is supplemental to these provisions.

Human Capital Committee Independence and Experience: Our Human Capital Committee is composed solely of independent directors who have extensive experience.	No Re-Pricing of Equity Awards: Our Equity Compensation Plan prohibits repricing of equity awards without shareholder approval.
Independent Compensation Advisor: Our Human Capital Committee engages its own independent advisor.	Limited Perquisites: Most of the perquisites provided to our Named Executive Officers are the same as those provided to all of our employees.

Stock Ownership Guidelines: Our Board of Directors has adopted the following stock ownership guidelines for our Named Executive Officers: Under the guidelines, each Named Executive Officer of the Company is expected to own a number of shares of the Company’s common stock with a market value equal to the amount applicable to their position for as long as he or she remains an executive. Applicable amounts are 6x base salary for our Chief Executive Officer (CEO) or President, 4x base salary for our Chief Financial Officer (CFO) and Executive Vice Presidents, 3x base salary for our Senior Vice Presidents and 2x base salary for our other executives. All of our Named Executive Officers are in compliance with the stock ownership guidelines.

Our Board of Directors are also subject to stock ownership guidelines that require our directors to own shares of our common stock equal in value to 10x their annual cash compensation for Board service, excluding additional compensation for committee service. Each of the directors is required to comply with such guidelines within five years of joining the Board.

No Stock Options Granted with an Exercise Price Less than Fair Market Value. All stock options have been granted with an exercise price at the closing price on the date of the grant.

Require Double-Trigger for Change in Control Agreements: Our change in control agreements contain a “double trigger” requirement, so that benefits are paid following a change in control only if the employee also experiences a qualifying termination of employment.

Shareholder Outreach and Say on Pay: In early 2026, for the tenth year in a row, we conducted an outreach program in which we contacted shareholders representing a majority of our outstanding shares of our common stock to invite them to meetings focused on our executive compensation program. Our Lead Independent Director attended the meetings with those shareholders who accepted meetings and solicited their views with respect to further changes to the Company’s executive compensation program. Our Human Capital Committee received valuable feedback from these engagements and will continue to take these views into consideration as it evaluates the Company’s executive compensation structure in the future.

We hold our “say on pay” advisory vote annually.

How We Determine Named Executive Officer Compensation

The process of establishing compensation for our Named Executive Officers for 2025 began with a review of the compensation paid to our Named Executive Officers in recent years. We have historically used prior compensation as a starting point because we believe, as a general matter, that executive compensation should remain relatively consistent from year-to-year while providing appropriate incentives for achieving desired results.

In setting 2025 performance target goals, the Human Capital Committee, with the assistance of Korn Ferry, used prior compensation as a baseline and considered the extent to which we achieved our business goals for 2024 as well as the projected 2025 needs and opportunities of the Company. As discussed below under “Short-term Incentive Compensation,” the Human Capital Committee (with the assistance of Korn Ferry) established individual targets for 2025 relating to the short-term incentive program, in accordance with the Universal Display Corporation Annual Incentive Plan (“Annual Incentive Plan”). Under this approved program, each of our Named Executive Officers was eligible to receive cash incentive awards (which we sometimes refer to as bonuses), whereby targets were set as

Universal Display Corporation • 2026 Proxy Statement • 21

an individually-defined percentage of their base salary with actual target payouts further modified, based on the achievement of pre-established performance goals at threshold, target and maximum levels.

With respect to long-term incentive compensation for 2025, as explained in more detail below, each of our Named Executive Officers received a target long-term incentive award in an amount that is based on their respective base salaries. One-third of each target award granted in 2025 was in the form of time-vesting restricted stock units (“RSUs”) that vest over three years from the date of grant on a pro-rata basis with one-third vesting in each of 2026, 2027 and 2028. The remaining portion of each long-term incentive award for 2025 was in the form of performance stock units (“PSUs”) that will vest in 2028 based on the achievement of pre-established performance goals at the end of a three-year performance period from January 2025 through December 2027.

Finally, the Human Capital Committee considered other factors that may be relevant to compensation decisions with respect to our Named Executive Officers, including the state of the general economy.

Executive management makes recommendations to our Human Capital Committee regarding all aspects of compensation for our Named Executive Officers. However, final decisions on any major element of compensation, as well as total compensation for our Named Executive Officers, are made by our Human Capital Committee. Our Chief Executive Officer did not participate in Human Capital Committee or Board deliberations regarding his compensation.

In making compensation decisions, the Human Capital Committee considered whether the proposed compensation to our Named Executive Officers is within the range of compensation generally known to be paid to executives at other companies. Other than in any data provided by Korn Ferry, information on the compensation paid to executives at other companies is not tabulated or summarized, and the Human Capital Committee did not engage in any formal form of compensation benchmarking.

In determining executive compensation, the Human Capital Committee considered the current value to our Named Executive Officers of compensation paid or issued to them for prior years. However, the Human Capital Committee has not focused on gains or losses from prior grants or other awards because it believes that those gains or losses are not particularly significant in relation to overall compensation, and that gains or losses from prior awards do not have a substantial effect on the future performance of our Named Executive Officers.

From time to time, we utilize external consultants to assist in determining executive compensation, as we did in 2025 when Korn Ferry assisted the Human Capital Committee in establishing program designs relating to the 2025 short-term and long-term incentive programs.

Shareholder Outreach

We have conducted an annual shareholder outreach program in each of the past nine years to provide an opportunity for shareholders to have direct discussions with the Company regarding executive compensation. Each year, we have invited shareholders holding at least a majority of the outstanding shares to participate in meetings regarding compensation. As a part of our shareholder outreach, we contacted shareholders representing more than 50% of our total outstanding shares as of December 31, 2025, and we held six individual meetings with shareholders representing more than 15% of such shares. Ms. Gemmill, our Lead Independent Director, attended each of these individual shareholder meetings. We have received valuable feedback in these direct shareholder conversations, including on the topics of executive compensation, corporate governance and recent additions to our Board of Directors, and have taken views expressed by these shareholders into consideration in devising our executive compensation programs and Company policies.

Elements of Compensation

For 2025, total compensation awarded to our Named Executive Officers consisted of the following elements:

•
Base salaries;
•
Short-term incentive compensation in the form of bonus awards under the Annual Incentive Plan;
•
Long-term incentive equity compensation awards;
•
Supplemental retirement benefits; and
•
Perquisites and other benefits.

The above elements, which are more particularly set forth below, provide our Named Executive Officers both cash and non-cash, or equity, compensation. We believe that each of these elements is an important and necessary component of executive compensation.

Universal Display Corporation • 2026 Proxy Statement • 22

Base salaries

We believe that there is a general expectation by our Named Executive Officers that their base salaries will remain relatively consistent year-to-year, subject to limited merit-based adjustments. In addition, as we and our industry continue to grow, we believe that there is an expectation among our executive officers that we provide competitive base salaries relative to our industry and geographic scope.

In 2025, the base salaries of our Named Executive Officers were increased by 4% over the prior year. These annual increases in 2025 were intended to offset increases in the cost of living. As in prior years, salaries were increased on the annual employment anniversary dates or traditional salary adjustment dates for these individuals.

Consistent with previous years, all adjustments to the salaries of our Named Executive Officers for 2025 were recommended by Company executive management and approved by our Human Capital Committee.

Short-term Incentive Compensation

Annual Incentive Plan

The Company’s short-term incentive program for Named Executive Officers consists of the Annual Incentive Plan. All senior executives of the Company and its subsidiaries are eligible to participate in the Annual Incentive Plan to earn a bonus based on the achievement of pre-established performance objectives. The Human Capital Committee designates which senior executives will participate in the Annual Incentive Plan for each fiscal year.

Bonus awards under the Annual Incentive Plan are awarded to eligible participants on an annual basis if the performance goals established by the Human Capital Committee are met. At the beginning of each fiscal year, the Human Capital Committee establishes each participant’s target and maximum bonus award, the performance goals applicable to the bonus award, and such other conditions as the Human Capital Committee deems appropriate. In 2025, the performance goals provided for differing amounts to be paid (e.g., threshold, target and maximum amounts) based on differing levels of performance for each performance goal. The performance goals may relate to the financial performance of the Company and its subsidiaries or one or more business units, and, where appropriate, may relate to a participant’s individual performance.

At the end of the fiscal year, the Human Capital Committee, with the assistance of Korn Ferry, determines the extent to which the performance goals and other conditions of the bonus awards have been met and the amount, if any, to be paid to each participant. A participant will not earn a bonus for any portion of the performance goals for a fiscal year under the Annual Incentive Plan if the level of achievement of the performance goals is below the threshold requirement to earn an award, as established by the Human Capital Committee.

Any bonus awards that are earned for a fiscal year are paid shortly after the end of the fiscal year, after the Human Capital Committee certifies attainment of the performance goals and confirms that the participant is otherwise eligible for such payment under the terms of the applicable award program. Bonus awards under the Annual Incentive Plan are payable in cash, shares of our common stock or stock units under the Universal Display Corporation Equity Compensation Plan, or such other form as the Human Capital Committee determines in its discretion.

For 2025, the Annual Incentive Plan utilized revenue and adjusted operating income metrics (based on the achievement of pre-established targets) as the performance factors for awards under the Annual Incentive Plan. In future years, performance goals may be based on one or more of the following criteria, either in absolute terms or in comparison to publicly available industry standards or indices: stock price, return on equity, assets under management, EBITDA, earnings per share, price-earnings multiples, net income, revenues, working capital, accounts receivable, productivity, margin, net capital employed, return on assets, shareholder return, return on capital employed, increase in assets, operating expense, unit volume, sales, internal sales growth, cash flow, market share, relative performance to a comparison group designated by the Human Capital Committee or strategic business criteria consisting of one or more objectives based on meeting specified revenue goals, market penetration goals, customer growth, geographic business expansion goals, cost targets or goals relating to acquisitions or divestitures.

Awards under the Annual Incentive Plan Paid for 2025 Performance

Each participant’s target and maximum incentive award and the performance goals applicable to the incentive award were based 80% upon Company financial performance factors and 20% upon key performance indicators ("KPIs"). The Company financial performance factor was based on the achievement of specific revenue and adjusted operating income targets. The target amount for the revenue component of the Company financial performance factors was set at revenue achievement of $668 million, which represented an increase of $18 million over the 2024 revenue target. A revenue threshold level of $618 million was also established, at which 50% of the target payout would be earned. Revenue below such threshold would generate no payouts under the financial performance factor. A maximum award of 200% of the target payout under the applicable performance factor would be earned in the event revenue exceeded $718

Universal Display Corporation • 2026 Proxy Statement • 23

million. The target amount for the adjusted operating income component of the Company financial performance factors was set at adjusted operating income achievement of $280 million, which while slightly under 2024 adjusted operating income of $283 million based on considerations such as anticipated shifts in customer product mix, new development projects, and macroeconomic factors, still represented a $10 million increase over the 2024 adjusted operating income target. An adjusted operating income threshold level of $260 million was also established, at which 50% of the target payout would be earned. Adjusted operating income below such threshold would generate no payouts under the financial performance factor. A maximum award of 200% of the target payout under the applicable performance factor would be earned in the event adjusted operating income exceeded $300 million.

The 20% KPIs were based upon team and individual KPIs using a scorecard. The KPIs were designed to measure the success of each individual Named Executive Officer in the performance of their job functions. The KPIs were intended to measure the performance of the portion of the organization for which the Named Executive Officer had responsibility, as well as the contribution of that portion of the organization to the overall performance of the Company. The KPIs also were intended to define strategic objectives that prioritized critical short-term and long-term actions for the Company to deliver shareholder value.

For example, with respect to our Chief Executive Officer and each of our other Named Executive Officers, KPIs included at least the following:

•
Serve our Customers: Provide exceptional service and deliver state of the art technology solutions to our customers;
•
Operate with Discipline: Implement industry leading processes to ensure that we operate as a productive, safe and compliant organization, and maximize multinational operational efficiency;
•
Grow the Enterprise: Grow the organization through organic internal development of innovative new products and by acquiring interests in new promising and complementary businesses; and
•
Develop our People: Retain, recruit, hire and develop talent that meets and anticipates the changing needs of our business, while fostering an inclusive workplace.

As provided for in more detail below, for 2025 the Named Executive Officers exceeded both their target financial performance objectives and KPI goals and received approximately 121% of their target payouts per the performance scorecard.

The Named Executive Officers’ initial 2025 targets under the Annual Incentive Plan are set forth below:

Name	Base Salary ($)	Annual Incentive Target (% of Base)	Annual Incentive Target ($)
Steven V. Abramson President, Chief Executive Officer and Director	974,662	125	1,218,328
Julia J. Brown, Ph.D. Executive Vice President and Chief Technical Officer	753,048	125	941,310
Mauro Premutico Senior Vice President, Planning, Chief Legal Officer and Secretary	637,489	125	796,861
Janice K. Mahon Senior Vice President, Technology Commercialization and General Manager, Commercial Sales Business	518,926	125	648,658
Brian Millard Vice President, Chief Financial Officer and Treasurer	482,664	100	482,664

In 2025, the Company exceeded the revenue threshold target and the adjusted operating income target which make up the financial performance metrics noted above, achieving $651 million in revenue and $284 million in adjusted operating income, and each of the Named Executive Officers received maximum ratings in their team/individual performance factors (which in large part was reflected in the Company’s strong financial performance), resulting in each of these executives achieving approximately 121% of their respective target bonus award under the Annual Incentive Plan. The awards for 2025 performance under the Annual Incentive Plan approved by our Human Capital Committee on February 17, 2026 and paid to such executives in March 2026 were: Mr. Abramson – $1,474,176; Dr. Julia Brown – $1,138,985; Mr. Premutico – $964,202; Ms. Mahon – $784,876; and Mr. Millard – $584,023. These cash payments were subject to customary tax withholding consistent with applicable requirements.

Universal Display Corporation • 2026 Proxy Statement • 24

Long-term incentive equity compensation awards

2025 Equity Compensation Awards

We use long-term incentive equity compensation awards to link the compensation paid to our Named Executive Officers with our future performance and the future performance of our common stock. We believe that this helps align the interests of our Named Executive Officers with those of our shareholders. We also use these awards to encourage our executive officers to remain with the Company through the applicable vesting period.

In 2025, as in prior years, the Company utilized a long-term incentive equity compensation approach in which equity grants are made annually, consisting of RSUs that vest ratably over a three-year period along with PSUs that vest at the end of a three-year performance period based upon specific performance criteria. Korn Ferry has assisted our Human Capital Committee since 2013 in developing this long-term executive incentive compensation structure, and each year since that time, our Human Capital Committee, with the assistance of Korn Ferry, determines eligibility, target award levels and performance measures.

With respect to long-term incentive awards granted in 2025, our Human Capital Committee and full Board of Directors approved target long-term incentive awards for our Named Executive Officers, with one-third of the total target shares of each award in the form of time-vesting RSUs and the other two-thirds in the form of target PSUs vesting upon the achievement of certain performance criteria over identified performance periods.

The time-vesting RSU portion of the award granted on February 18, 2025 to the Named Executive Officers was in the following amounts: Mr. Abramson – 13,778; Dr. Julia Brown – 9,671; Mr. Premutico – 7,440; Ms. Mahon – 5,994; and Mr. Millard – 4,593. Each of the foregoing awards vested or will vest one-third each year on February 18, 2026, 2027 and 2028, subject to the continued employment of each Named Executive Officer on the applicable vesting date.

The performance-based PSU portion of the award granted on February 18, 2025 to the Named Executive Officers was as follows: Mr. Abramson – 27,597; Dr. Julia Brown – 19,370; Mr. Premutico – 14,902; Ms. Mahon – 12,005; and Mr. Millard – 9,199. These PSU awards represent target awards and will vest based on the achievement of pre-established relative performance goals from January 2025 through December 2027. Half of the PSUs awarded in February 2025 will vest based on the achievement of a cumulative adjusted EBITDA performance target for the three-year period from January 1, 2025 to December 31, 2027, with one quarter vesting based on the achievement of total shareholder return ("TSR") relative to TSR of the companies in the Nasdaq Electronics Components Index for the three-year period from January 1, 2025 to December 31, 2027, and the other quarter vesting based on the achievement of cumulative total gross margin performance targets for the three-year period from January 1, 2025 to December 31, 2027. The PSU target awards are subject to a sliding scale multiplier ranging from 0x to 3x based upon the percentile achievement with respect to each relative target. In addition, the PSUs are subject to the continued employment of each Named Executive Officer on the applicable vesting date. We believe a three-year performance cycle is the industry standard for performance-based equity incentives. This timeframe is generally recognized as an appropriate balance between challenging performance targets and rewarding sustainable value creation, providing improved alignment with investor expectations compared to longer cycles, which are less common.

Equity Award Grant Timing Practices

We have no practice or policy of coordinating or timing the release of the Company information around the grant date of our annual long-term incentive equity compensation, and we have not timed the disclosure of material non-public information for the purposes of affecting the value of executive compensation. Our long-term incentive equity awards are typically granted annually in mid-February. On occasion, we grant equity awards outside of our annual grant cycle for new hires, promotions, recognition, retention or other purposes. These “off cycle” awards are granted only on a limited basis. While stock options and stock appreciation rights ("SARs") are permitted forms of awards under the Company's Equity Compensation Plan, we generally do not (and did not, during 2025) grant stock options or SARs.

Supplemental retirement benefits

Universal Display Corporation Supplemental Executive Retirement Plan

In 2010, our Human Capital Committee and our Board of Directors approved and adopted the Universal Display Corporation Supplemental Executive Retirement Plan, which was amended in 2015 (as amended, the “SERP”). The SERP is a nonqualified deferred compensation plan under the Internal Revenue Code (the “IRC”) and is unfunded. Participants include management or highly compensated employees of the Company, including the Named Executive Officers, who are selected by the Human Capital Committee to receive benefits under the SERP. The Human Capital Committee retained Korn Ferry to assist it in structuring the SERP in 2010 and amending the SERP in 2015.

Universal Display Corporation • 2026 Proxy Statement • 25

The SERP was adopted to provide key employees with supplemental retirement benefits and to encourage their continued employment with the Company. Under the SERP, if an executive officer participant resigns or is terminated without cause at or after age 65 and with at least 20 years of continuous service with the Company, he or she will be eligible to receive a SERP benefit, payable in equal amounts over 10 years, based on a present value calculation of the benefit amount for the participant’s actuarial remaining life expectancy, and a percentage of the participant’s combined annual base salary and average annual bonus for the most recent three fiscal years ending prior to the participant’s date of termination of employment. The percentage is 50%, 25% or 15%, depending on the participant’s benefit class. Each of Mr. Abramson, Dr. Julia Brown, Mr. Premutico and Ms. Mahon has been designated as a participant in the SERP in the 50% benefit class. Mr. Millard does not participate in the SERP and the Company does not currently plan on adding additional participants to the SERP in the future.

If a participant resigns after age 65 and with at least 15 years of service, he or she will be eligible to receive a prorated SERP benefit. If a participant is terminated without cause or on account of a disability after at least 15 years of service, he or she will be eligible to receive a prorated SERP benefit regardless of age. The prorated benefit in either case will be based on the participant’s number of years of service (up to 20), divided by 20. In the event a participant is terminated for cause, his or her SERP benefit and any future benefit payments are subject to immediate forfeiture. The ages of the Named Executive Officers designated as participants in the SERP are as follows: Mr. Abramson – 74, Dr. Julia Brown – 65, Mr. Premutico – 60 and Ms. Mahon – 68.

In the event of a change in control of the Company, each participant in the SERP will become immediately vested in his or her benefit under the SERP. Unless the participant’s benefit has already fully vested, if the participant has less than 20 years of service at the time of the change in control, he or she will receive a prorated benefit based on his or her number of years of service (up to 20), divided by 20. If the change in control qualifies as a “change in control event” for purposes of Section 409A of the IRC, then each participant (including former employees who are entitled to SERP benefits) will receive a lump sum cash payment equal to the present value of the benefit immediately upon the change in control.

As an individual with special expertise and institutional knowledge that the Company considers to be highly valuable to the Company’s continued success, Mr. Abramson is designated as a special participant under the SERP. Having reached the age of 65 and with 20 years of continuous service, upon resignation or termination without cause or on account of disability, he will be eligible to receive a SERP benefit. The SERP benefit for Mr. Abramson, as a special participant, is additionally based on the actuarial remaining life expectancy of his surviving spouse, if any, along with his own life. The accumulated benefit under the SERP for Mr. Abramson may change subject to a change in his marital status. Except as described above, Mr. Abramson is subject to the same treatment as other participants in the SERP.

UDC, Inc. Nonqualified Deferred Compensation Plan

In 2023, our Human Capital Committee and our Board of Directors approved and adopted the UDC, Inc. Nonqualified Deferred Compensation Plan (the “DCP”), which went into effect on January 1, 2024. The DCP is a nonqualified deferred compensation plan under the IRC. The DCP allows a select group of key management and highly compensated employees, including the Named Executive Officers, to defer receiving certain of their salary and cash incentive compensation. The DCP enables participants to defer a portion of their salary and cash incentive compensation, subject to any minimums or maximums established by the Company and certain restrictions. Participants select from various investment options available under the DCP to invest their elective deferrals. There are no guaranteed returns for any of the investment options or for any participants in the DCP. Distributions under the DCP will be paid based on a pre-determined payment schedule upon termination of service for any reason (including death) and a change in control.

The Company reserves the right under the DCP to make discretionary contributions to participant accounts from time to time. The participants’ elective deferrals are 100% vested immediately, with any discretionary contributions by the Company to vest based on a schedule determined at the time of contribution, subject to acceleration in certain circumstances. Should a participant’s employment with the Company be terminated for cause, no benefits of any kind will be due or payable under the DCP from the Company’s contributions.

The Company pays all of the administrative costs of the DCP. Any assets of the Company set aside with respect to the DCP are subject to the claims of the Company’s general creditors in the event of bankruptcy or other insolvency. No assets are placed into an account in the name of any participant. An account in the DCP will not give a participant any interest in the Company’s assets or the assets of any of its affiliates, or a right to payment other than as provided in the DCP. Participants in the DCP are general unsecured creditors of the Company with respect to amounts payable under the DCP.

Universal Display Corporation • 2026 Proxy Statement • 26

Perquisites and other benefits

We provide benefits to all of our employees, including our Named Executive Officers. These include paid time off, paid sick time, Company-sponsored life, short-term and long-term disability insurance, individual and family medical and dental insurance, 401(k) plan contributions and other similar benefits. We believe these benefits are an important factor in helping us maintain good relations with our employees and in creating a positive work environment.

For some of these employee benefits, the actual amount provided depends on the employee’s salary, such that our higher-salaried employees, including our Named Executive Officers, receive total benefits that are greater than those of other employees. For example, beginning on January 1, 2017, rather than matching a certain percentage of employee contributions under our 401(k) plan, we started making nonelective employer contributions of 3% of compensation for all employees (up to the permissible limit), resulting in the maximum permissible contribution of $10,500 for all our Named Executive Officers in 2025.

We also made life and disability insurance premium payments on behalf of our Named Executive Officers in 2025. Again, the actual amount of these payments depends in part on the employee’s age and salary, such that payments made on behalf of our older or higher-salaried employees, which includes our Named Executive Officers, may be greater than those made on behalf of other employees. These life insurance premium payments were also higher for our executive officers because they are entitled to a benefit equal to two times their annual base salary, as compared to our other employees who are entitled to a benefit equal to their annual base salary. In addition, we made premium payments for supplemental disability and excess life insurance coverage for Mr. Abramson. However, the dollar value of all of these payments was relatively small compared to the total compensation paid to our Named Executive Officers for the year, and in any event, we consider these type of benefits to be standard components of executive compensation at most companies.

In 2025, as in prior years, we provided an automobile allowance of $500 per month to each of Mr. Abramson, Dr. Julia Brown, Mr. Premutico, Ms. Mahon and Mr. Millard, and reimbursed each of them for reasonable expenses associated with the automobiles they used to commute to our offices in Ewing, New Jersey, such as expenses for automobile repairs and insurance. We do not consider this additional benefit to be a substantial component of executive compensation.

Pay Ratio Disclosure

In accordance with the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and applicable SEC rules, we are providing the information below about the relationship of our Chief Executive Officer’s compensation to our median employee’s compensation.

The total annual compensation for 2025 was $157,901 for our median employee and $8,909,989 for our Chief Executive Officer. The resulting ratio of our Chief Executive Officer’s pay to the pay of our median employee for 2025 is 56 to 1.

To identify our median employee, we examined the 2023 compensation for all individuals who were employed by us on December 31, 2023, excluding our Chief Executive Officer. For the purpose of identifying the median employee, we included base pay, equity grants, bonus and other non-equity payments given in the year in our calculation of 2023 compensation. We included all world-wide employees, whether employed on a full-time, part-time or seasonal basis. We annualized the compensation for full-time employees who were not employed by us for all of 2023. All non-U.S. employees’ pay was converted into U.S. Dollars using an exchange rate based on our determination date of December 31, 2023.

After identifying our median employee (who is located in the U.S.), we calculated the median employee’s 2023 annual total compensation using the same methodology we used to determine our Named Executive Officers’ total compensation for the Summary Compensation Table in this proxy statement.

Universal Display Corporation • 2026 Proxy Statement • 27

Pay-Versus-Performance

In accordance with rules adopted by the SEC pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, we provide the following disclosure regarding executive compensation for our principal executive officer (“PEO”) and Non-PEO Named Executive Officers, or NEOs, and Company performance for the fiscal years listed below. The Human Capital Committee did not consider the pay versus performance disclosure below in making its pay decisions for any of the years shown.

Year	Summary Compensation Table Total for PEO[1] ($)	Compensation Actually Paid to PEO[1,2,3] ($)	Average Summary Compensation Table Total for Non-PEO NEOs[1] ($)	Average Compensation Actually Paid to Non-PEO NEOs[1,2,3] ($)	Value of Initial Fixed $100 Investment based on:[4]		Net Income ($ Millions)	Revenue ($ Millions)⁵
					TSR ($)	Peer Group TSR ($)
2025	8,909,989	2,794,408	4,745,400	1,720,366	53.16	370.16	242	651
2024	9,087,741	4,298,875	4,842,094	2,520,284	65.70	191.24	222	648
2023	9,255,652	16,062,629	4,720,641	8,034,658	85.18	130.39	203	576
2022	9,779,152	2,541,697	5,664,249	803,453	47.69	108.52	210	617
2021	10,531,257	2,330,331	7,210,927	2,027,175	72.11	122.99	184	554

(1)
Steven V. Abramson was our PEO for each year presented. The individuals constituting the Non-PEO NEOs for each year presented are listed below.

2021	2022	2023 - 2025
Sidney D. Rosenblatt	Sidney D. Rosenblatt	Julia J. Brown, Ph.D.
Julia J. Brown, Ph.D.	Julia J. Brown, Ph.D.	Mauro Premutico
Janice K. Mahon	Janice K. Mahon	Janice K Mahon
Mauro Premutico	Brian Millard	Brian D. Millard
Mauro Premutico

(2)
The amounts shown for Compensation Actually Paid have been calculated in accordance with Item 402(v) of Regulation S-K and do not reflect compensation actually earned, realized, or received by the Company’s NEOs. These amounts reflect the Summary Compensation Table Total with certain adjustments as described in footnote 3 below.

(3)
Compensation Actually Paid reflects the deductions and additions of certain amounts for the PEO and the Non-PEO NEOs as set forth below. Equity values are calculated in accordance with FASB ASC Topic 718. Amounts in the Deduction of Stock Awards column are the totals from the Stock Awards column set forth in the Summary Compensation Table.

Year	Summary Compensation Table Total for PEO ($)	Deduction of Change in Pension Value for PEO ($)	Deduction of Stock Awards for PEO ($)	Addition of Pension Service Cost for PEO ($)	Addition of Equity Values for PEO ($)	Compensation Actually Paid to PEO ($)
2025	8,909,989	0	(6,464,437)	0	348,856	2,794,408
2024	9,087,741	0	(6,420,598)	0	1,631,732	4,298,875
2023	9,255,652	0	(6,781,096)	0	13,588,073	16,062,629
2022	9,779,152	0	(7,033,223)	392,538	(596,770)	2,541,697
2021	10,531,257	0	(8,078,938)	392,538	(514,526)	2,330,331

Universal Display Corporation • 2026 Proxy Statement • 28

Year	Average Summary Compensation Table Total for Non-PEO NEOs ($)	Average Deduction of Change in Pension Value for Non-PEO NEOs ($)	Average Deduction of Stock Awards for Non-PEO NEOs ($)	Average Addition of Pension Service Cost for Non-PEO NEOs ($)	Average Addition of Equity Values for Non-PEO NEOs ($)	Average Compensation Actually Paid to Non-PEO NEOs ($)
2025	4,745,400	0	(3,248,802)	0	223,768	1,720,366
2024	4,842,094	0	(3,226,938)	0	905,128	2,520,284
2023	4,720,641	0	(3,266,849)	0	6,580,866	8,034,658
2022	5,664,249	0	(3,925,700)	372,762	(1,307,858)	803,453
2021	7,210,927	0	(5,406,463)	559,890	(337,179)	2,027,175

The amounts in the Addition of Equity Values in the tables above are derived from the amounts set forth in the following tables:

Year	Year-End Fair Value of Equity Awards Granted During Year That Remained Unvested as of Last Day of Year for PEO ($)	Change in Fair Value from Last Day of Prior Year to Last Day of Year of Unvested Equity Awards for PEO ($)	Vesting-Date Fair Value of Equity Awards Granted During Year that Vested During Year for PEO ($)	Change in Fair Value from Last Day of Prior Year to Vesting Date of Unvested Equity Awards that Vested During Year for PEO ($)	Fair Value at Last Day of Prior Year of Equity Awards Forfeited During Year for PEO ($)	Value of Dividends or Other Earnings Paid on Equity Awards Not Otherwise Included for PEO ($)	Total - Inclusion of Equity Values for PEO ($)
2025	4,163,499	(3,842,780)	0	28,137	0	0	348,856
2024	4,487,487	(2,500,463)	0	(355,292)	0	0	1,631,732
2023	10,583,821	2,669,558	0	334,694	0	0	13,588,073
2022	4,939,023	(5,276,908)	0	(258,885)	0	0	(596,770)
2021	6,090,071	(5,512,247)	0	(1,092,350)	0	0	(514,526)

Year	Average Year-End Fair Value of Equity Awards Granted During Year That Remained Unvested as of Last Day of Year for Non-PEO NEOs ($)	Average Change in Fair Value from Last Day of Prior Year to Last Day of Year of Unvested Equity Awards for Non-PEO NEOs ($)	Average Vesting-Date Fair Value of Equity Awards Granted During Year that Vested During Year for Non-PEO NEOs ($)	Average Change in Fair Value from Last Day of Prior Year to Vesting Date of Unvested Equity Awards that Vested During Year for Non-PEO NEOs ($)	Average Fair Value at Last Day of Prior Year of Equity Awards Forfeited During Year for Non-PEO NEOs ($)	Average Value of Dividends or Other Earnings Paid on Equity Awards Not Otherwise Included for Non-PEO NEOs ($)	Total - Average Inclusion of Equity Values for Non-PEO NEOs ($)
2025	2,092,426	(1,885,378)	0	16,720	0	0	223,768
2024	2,255,337	(1,189,639)	0	(160,570)	0	0	905,128
2023	5,098,850	1,206,709	0	275,307	0	0	6,580,866
2022	1,976,072	(2,360,462)	0	(117,807)	(805,661)	0	(1,307,858)
2021	4,075,520	(3,664,828)	0	(747,871)	0	0	(337,179)

(4)
The Peer Group TSR set forth in this table utilizes the S&P 500 Electronic Components Index, which we also utilize in the stock performance graph required by Item 201(e) of Regulation S-K included in our Annual Report for the year ended December 31, 2025. The comparison assumes $100 was invested for the period starting December 31, 2020, through the end of the listed year in the Company and in the S&P 500 Electronic Components Index, respectively. Historical stock performance is not necessarily indicative of future stock performance.

(5)
We determined Revenue to be the most important financial performance measure used to link Company performance to Compensation Actually Paid to our PEO and Non-PEO NEOs in 2025. This performance measure may not have been the most important financial performance measure for previous years and we may determine a different financial performance measure to be the most important financial performance measure in future years.

Universal Display Corporation • 2026 Proxy Statement • 29

Relationship Between PEO and Non-PEO NEO Compensation Actually Paid and TSR

The following chart sets forth the relationship between Compensation Actually Paid to our PEO, the average of Compensation Actually Paid to our Non-PEO NEOs, and the cumulative TSR over the five most recently completed fiscal years for the Company and the Peer Group TSR.

Relationship Between PEO and Non-PEO NEO Compensation Actually Paid and Net Income

The following chart sets forth the relationship between Compensation Actually Paid to our PEO, the average of Compensation Actually Paid to our Non-PEO NEOs, and our net income during the five most recently completed fiscal years.

Universal Display Corporation • 2026 Proxy Statement • 30

Relationship Between PEO and Non-PEO NEO Compensation Actually Paid and Revenue

The following chart sets forth the relationship between Compensation Actually Paid to our PEO, the average of Compensation Actually Paid to our Non-PEO NEOs, and our Revenue during the five most recently completed fiscal years.

Tabular List of Most Important Financial Performance Measures

The following table presents the financial performance measures that the Company considers to have been the most important in linking Compensation Actually Paid to our PEO and Non-PEO NEOs for 2025 to Company performance. The measures in this table are not ranked.

Revenue
Net Income
Adjusted EBITDA

Stock Ownership Guidelines

Executive Stock Ownership Guidelines

On April 4, 2017, the Board of Directors approved stock ownership guidelines for our Named Executive Officers, to further align the long-term interests of the Company’s executive officers with the interests of the Company’s shareholders. Under the guidelines, each Named Executive Officer will be expected to own a number of shares of the Company’s common stock with a market value equal to at least the following amount for as long as he or she remains an executive:

Title:	Ownership Threshold:
Chief Executive Officer or President	Six times (6x) base salary
Executive Vice President or Chief Financial Officer	Four times (4x) base salary
Senior Vice President	Three times (3x) base salary
Other Executives	Two times (2x) base salary

For the purpose of meeting the applicable ownership threshold, ownership includes all shares of common stock held beneficially or of record by the executive (or his or her spouse), including restricted stock and stock units (including unvested shares) and shares held by certain trusts and plans. Performance stock units and unexercised options are not included. If an executive is not in compliance with the guidelines, such executive will not be permitted to sell or otherwise dispose of stock until his or her applicable threshold is met.

Universal Display Corporation • 2026 Proxy Statement • 31

The holding period requirements set forth in the executive stock ownership guidelines are in addition to any applicable holding period requirement set forth in any equity award agreement to which an executive may be party. Newly appointed executives have a period of five years to achieve stock ownership thresholds consistent with their new position and are deemed to be in compliance with the guidelines during such period. Each of the Named Executive Officers is currently deemed to be in compliance with the stock ownership guidelines for our executive officers.

Director Stock Ownership Guidelines

On December 15, 2011, the Board of Directors of the Company approved stock ownership guidelines for members of the Board who are not officers of the Company. These guidelines require such individuals to own a number of shares of the Company’s common stock equal in value to ten times their annual cash compensation for Board service, excluding additional compensation for Committee service or based on Board meeting attendance. Individuals are allowed five years from the date they are first elected to the Board to comply with these guidelines, and once an individual is determined to be in compliance with these guidelines, that individual will not be considered out of compliance with these guidelines at any future time due solely to a decrease in the share price of the Company’s common stock since the last compliance measurement date.

Compliance with the stock ownership guidelines for these Board members is measured as of the first business day of each calendar year using (1) the highest closing price of the Company’s common stock on the Nasdaq Global Select Market during the immediately preceding calendar year, and (2) the annual cash compensation to the individual for Board service for the immediately preceding calendar year. The highest closing price of the Company’s common stock on the Nasdaq Global Select Market in 2025 was $161.59 per share. The annual cash compensation to each member of the Board who is not an officer of the Company was $75,000 for 2025. On this basis and consistent with the above policy, on the first business day of 2026 (January 2, 2026), each member of the Board who was required to own at least 4,641 shares of the Company’s common stock did in fact own such shares.

Clawback Policy for Named Executive Officer Compensation

On December 1, 2023, in accordance with applicable Nasdaq listing standards, the Board of Directors approved a new executive compensation recovery or “clawback” policy, to promote and maintain a culture of diligent and principled management of the Company and so that an executive officer should not receive an improper benefit of performance compensation. This policy requires that in the event the Company is required to prepare an accounting restatement due to the Company’s material noncompliance with any financial reporting requirement under applicable securities laws, the Company shall recover the amount of any erroneously awarded compensation that is granted, earned, paid, received, or vested, based wholly or in part upon the attainment of any financial reporting measure that is received by any officer of the Company as contemplated under Section 16 of the Exchange Act (including all of our Named Executive Officers) during the three completed fiscal years immediately before the date that the Company is required to prepare the restatement.

The compensation recovery requirements set forth in our executive compensation recovery policy are in addition to any clawback, recoupment or compensation recovery provisions that are included in any equity award agreement, employment agreement, bonus plan or similar agreement or plan. With respect to short-term compensation, our Annual Incentive Plan provides that any bonuses granted under the Annual Incentive Plan are subject to any applicable clawback or recoupment policy that the Board of Directors may adopt. Likewise, the equity grant award letters evidencing the RSUs and PSUs granted to the Named Executive Officers as part of our long-term incentive program state that such awards are subject to any applicable clawback or recoupment policies implemented by the Board from time to time.

Change in Control Payments

In April 2003, we entered into change in control agreements with Mr. Abramson, Dr. Julia Brown and Ms. Mahon. These agreements were amended and restated in November 2008 in order to bring them into compliance with the strict timing and documentary requirements of Section 409A of the IRC and the regulations issued thereunder. Mr. Premutico entered into a change in control agreement on April 16, 2012, and Mr. Millard entered into a change in control agreement on September 6, 2022, to enable each of them to receive change in control benefits commensurate with those offered to our other executive officers. Mr. Millard's agreement was amended on May 31, 2023, to eliminate the “gross-up” provisions that would compensate Mr. Millard for any taxes he might owe in connection with receipt of these benefits. Both the original agreements and the amended and restated agreements were approved by our Board of Directors.

The change in control agreements provide for certain cash payments and other benefits to our Named Executive Officers in the event that their employment is terminated or their responsibilities are substantially reduced, in connection with a change in control of the Company, constituting a “double-trigger” mechanism whereby benefits are not paid unless both conditions are met. We believe these agreements help to reinforce and encourage the continued attention and dedication of our Named Executive Officers to the Company in the event they are asked to help facilitate a change in control.

Universal Display Corporation • 2026 Proxy Statement • 32

Under the change in control agreements, our Named Executive Officers would receive benefits equal to two times their base salaries and annual bonuses, plus ancillary benefits relating to life and disability insurance, medical and dental coverage and employment outplacement services. The change in control agreements utilize the “double-trigger” mechanism because we believe our Named Executive Officers should only receive these benefits if they suffer a reduction in employment status associated with a change in control. The agreements entered into by Mr. Abramson, Dr. Julia Brown, Mr. Premutico and Ms. Mahon also include “gross-up” provisions that would compensate our Named Executive Officers for any taxes they might owe in connection with receipt of these benefits.

We believe the terms of the change in control agreements for our Named Executive Officers are reasonable and appropriate for a company with new and exciting technologies such as ours. More detailed information about these agreements and the specific benefits and compensation payable to our Named Executive Officers in connection with a change in control are set forth elsewhere in this proxy statement.

In addition, in the event of a change in control of the Company, each SERP participant will become immediately vested in his or her SERP benefit. Unless the participant’s benefit has already fully vested, if the participant has less than 20 years of service at the time of the change in control, he or she will receive a prorated benefit based on his or her number of years of service (up to 20), divided by 20. If the change in control qualifies as a “change in control event” for purposes of Section 409A of the IRC, then each participant (including former employees who are entitled to SERP benefits) will receive a lump sum cash payment equal to the present value of the benefit immediately upon the change in control.

Tax Consequences of Our Compensation Program

Internal Revenue Code §409A

Section 409A of the IRC provides that nonqualified deferred compensation benefits are includible in an employee’s income when vested, unless certain requirements are met. If these requirements are not met, employees are also subject to an additional income tax and interest. Our compensation plans and arrangements are drafted to meet any applicable requirements of Section 409A. Change in control agreements with our executive officers were amended in November 2008 to ensure compliance with these requirements. The SERP, as adopted, is intended to comply with the requirements of Section 409A. As a result, all of our executive officers will be taxed when any deferred compensation is actually paid to them, and we will be entitled to a tax deduction at that time.

Internal Revenue Code §280G

Section 280G of the IRC disallows a company’s tax deduction for “excess parachute payments.” Additionally, Section 4999 of the IRC imposes a 20% excise tax on any person who receives excess parachute payments. Presently, all of our Named Executive Officers are entitled to payments upon the termination of their employment in connection with a change in control of the Company, some of which may qualify as “excess parachute payments.” Accordingly, our tax deduction for any such excess parachute payments would be disallowed under Section 280G of the IRC. Moreover, we are required to make additional payments to Mr. Abramson, Dr. Julia Brown, Ms. Mahon and Mr. Premutico to cover any excise taxes imposed on them by reason of the payments they receive in connection with a change in control. As previously indicated, we believe that this tax “gross-up” obligation is reasonable and appropriate given our current size and status.

Universal Display Corporation • 2026 Proxy Statement • 33

Summary Compensation Table

The following table provides information on the compensation of our Chief Executive Officer, our Chief Financial Officer and our other three highest-paid executive officers for services in all capacities to the Company and its subsidiaries for 2025, 2024 and 2023. This group is referred to in this proxy statement as the “Named Executive Officers.”

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($) (1)		Non-Equity Incentive Plan Compensation ($) (2)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)		Total ($)
Steven V. Abramson	2025	954,333	-	6,464,437	(3)	1,474,176	-	17,044	(4)	8,909,989
President, Chief Executive	2024	917,766	-	6,420,598		1,709,173	-	40,204		9,087,741
Officer and Director	2023	878,024	-	6,781,096		1,543,185	-	53,347		9,255,652

Julia J. Brown, Ph.D.	2025	738,010	-	4,537,411	(3)	1,138,985	-	18,085	(5)	6,432,491
Executive Vice President	2024	709,625	-	4,506,534		1,320,550	-	19,712		6,556,421
and Chief Technical Officer	2023	679,276	-	4,759,752		1,192,303	-	20,411		6,651,742

Mauro Premutico	2025	629,284	-	3,490,760	(3)	964,202	-	14,740	(6)	5,098,986
SVP, Planning, Chief Legal	2024	605,172	-	3,467,088		1,117,904	-	21,001		5,211,165
Officer and Secretary	2023	580,219	-	3,661,924		1,009,337	-	21,153		5,272,633

Janice K. Mahon
SVP, Technology	2025	517,928	-	2,812,152	(3)	784,876	-	16,166	(7)	4,131,122
Commercialization and GM,	2024	498,155	-	2,793,542		909,991	-	23,332		4,225,020
Commercial Sales Business	2023	478,897	-	2,949,946		821,616	-	23,469		4,273,928

Brian Millard	2025	469,098	-	2,154,883	(3)	584,023	-	110,999	(8)	3,319,003
Vice President, Chief Financial	2024	451,124	-	2,140,586		677,122	-	106,937		3,375,769
Officer and Treasurer	2023	430,966	-	1,695,773		489,090	-	68,430		2,684,259

(1)
For information regarding the assumptions made in the valuations of these amounts, see Footnote 16 to the Company’s financial statements for the year ended December 31, 2025 included in the Company’s Annual Report on Form 10-K for such year. The grant date fair value of the PSU awards granted in 2025 included in this column was calculated based on achievement of the target amount with respect to each of the performance targets, which was the probable achievement of the performance goals as determined at the date of grant, and assumes that the grant date share price includes reasonable projections of future dividend payments. The highest level of performance that may be achieved for the PSUs would result in the receipt of 3x the number of PSUs receivable at target. Assuming performance at the maximum level, the grant date fair value of the PSUs granted during 2025 was $12,006,351 for Mr. Abramson, $8,427,112 for Dr. Julia Brown, $6,483,264 for Mr. Premutico, $5,222,895 for Ms. Mahon and $4,002,117 for Mr. Millard.
(2)
Non-equity incentive plan compensation (bonus awards under the Annual Incentive Plan) earned for 2025, 2024 and 2023 performance was paid in March 2026, March 2025 and March 2024, respectively. For greater detail see the section of this proxy statement entitled “Compensation Discussion and Analysis” under the heading “Short-term Incentive Compensation.”
(3)
This amount is based on the aggregate grant date fair value of the restricted stock units and performance stock units granted to this Named Executive Officer on February 18, 2025. These stock awards are discussed in greater detail in the section of this proxy statement entitled “Compensation Discussion and Analysis” under the heading “Long-term incentive equity compensation awards” and below under the section “Grants of Plan-Based Awards.”
(4)
This amount is based on (a) auto expense reimbursements and allowance of $3,238, (b) life and disability insurance premium payments of $3,306, and (c) nonelective employer 401(k) plan contributions of $10,500.
(5)
This amount is based on (a) auto expense reimbursements and allowance of $4,868, (b) life and disability insurance premium payments of $2,717, and (c) nonelective employer 401(k) plan contributions of $10,500.
(6)
This amount is based on (a) auto expense reimbursements and allowance of $1,522, (b) life and disability insurance premium payments of $2,717, and (c) nonelective employer 401(k) plan contributions of $10,500.
(7)
This amount is based on (a) auto expense reimbursements and allowance of $3,522, (b) life and disability insurance premium payments of $2,144, and (c) nonelective employer 401(k) plan contributions of $10,500.
(8)
This amount is based on (a) auto expense reimbursements and allowance of $4,561, (b) life and disability insurance premium payments of $3,118, (c) nonelective employer 401(k) plan contributions of $10,500 and (d) DCP contributions of $92,820.

Universal Display Corporation • 2026 Proxy Statement • 34

Grants of Plan-Based Awards

The following table summarizes each grant of an award made to Named Executive Officers in 2025. These awards were made as discussed above in the “Compensation Discussion and Analysis” section under the headings “Short-term incentive compensation” and “Long-term incentive equity compensation awards.” No stock options, SARs or other similar instruments were awarded to the Named Executive Officers during 2025.

		Estimated Possible Payouts Under Non- Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards (2)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	All Other Stock Awards: Number of Shares of Stock (#) (3)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($)	Grant Date Fair Value of Stock and Option Awards ($)
Steven V. Abramson
Annual Incentive Plan	—	609,164	1,218,328	2,436,655	—	—	—	—	—	—	—
RSUs	2/18/2025	—	—	—	—	—	—	13,778	—	—	1,998,086
PSUs	2/18/2025	—	—	—	13,799	27,597	82,791	—	—	—	4,466,351
Julia J. Brown, Ph.D.
Annual Incentive Plan	—	470,655	941,310	1,882,620	—	—	—	—	—	—	—
RSUs	2/18/2025	—	—	—	—	—	—	9,671	—	—	1,402,488
PSUs	2/18/2025	—	—	—	9,685	19,370	58,110	—	—	—	3,134,923
Mauro Premutico
Annual Incentive Plan	—	398,431	796,861	1,593,723	—	—	—	—	—	—	—
RSUs	2/18/2025	—	—	—	—	—	—	7,440	—	—	1,078,949
PSUs	2/18/2025	—	—	—	7,451	14,902	44,706	—	—	—	2,411,811
Janice K. Mahon
Annual Incentive Plan	—	324,329	648,658	1,297,315	—	—	—	—	—	—	—
RSUs	2/18/2025	—	—	—	—	—	—	5,994	—	—	869,250
PSUs	2/18/2025	—	—	—	6,003	12,005	36,015	—	—	—	1,942,902
Brian Millard
Annual Incentive Plan	—	241,332	482,664	965,328	—	—	—	—	—	—	—
RSUs	2/18/2025	—	—	—	—	—	—	4,593	—	—	666,077
PSUs	2/18/2025	—	—	—	4,600	9,199	27,597	—	—	—	1,488,806

(1)
These columns reflect the range of potential awards under the Annual Incentive Plan available to be earned by the Named Executive Officer for 2025. The actual amounts earned for 2025 under the Annual Incentive Plan are set forth in the Summary Compensation Table under “Non-Equity Incentive Plan Compensation.” Each Named Executive Officer earned an award of approximately 121% of the target amount under the Annual Incentive Plan for 2025 performance, which was paid in March 2026. For further detail, see “Compensation Discussion and Analysis—Short-term Incentive Compensation.”
(2)
Consists of an award of PSUs, which vest based on the achievement of pre-established relative performance goals. Half of the PSUs awarded will vest based on the achievement of cumulative adjusted EBITDA performance targets for the three-year period from January 1, 2025 to December 31, 2027, with one quarter vesting based on the achievement of TSR relative to TSR of the companies in the Nasdaq Electronics Components Index for the three-year period from January 1, 2025 to December 31, 2027, and the other quarter vesting based on the achievement of cumulative total gross margin performance targets for the three-year period from January 1, 2025 to December 31, 2027. The PSU target awards are subject to a multiplier ranging from 0x to 3x based upon the percentile achievement with respect to each relative target. These awards are subject to the continued employment of the Named Executive Officers on the applicable vesting date. For further detail, see “Compensation Discussion and Analysis—Long-term incentive equity compensation awards.”
(3)
Consists of an award of time-based RSUs, which vested or will vest ratably one-third each year over three years on February 18, 2026, 2027 and 2028.

Universal Display Corporation • 2026 Proxy Statement • 35

Outstanding Equity Awards at Fiscal Year-End Table

The following table summarizes the outstanding equity awards granted to the Named Executive Officers as of December 31, 2025. None of the Named Executive Officers holds any outstanding stock options.

		Stock Awards		Equity Incentive Plan Awards
Name	Grant Date	Number of Shares of Stock that Have Not Vested (#) (1)	Market Value of Shares of Stock that Have Not Vested ($) (1) (2)	Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (3)	Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (2) (3)
Steven V. Abramson	3/7/2023	4,808	561,478	28,851	3,369,220
	3/4/2024	7,706	899,907	23,119	2,699,837
	2/18/2025	13,778	1,608,995	27,597	3,222,778
Julia J. Brown, Ph.D.	3/7/2023	3,375	394,133	20,251	2,364,912
	3/4/2024	5,408	631,546	16,227	1,894,989
	2/18/2025	9,671	1,129,379	19,370	2,262,029
Mauro Premutico	3/7/2023	2,596	303,161	15,580	1,819,432
	3/4/2024	4,161	485,922	12,484	1,457,882
	2/18/2025	7,440	868,843	14,902	1,740,256
Janice K. Mahon	3/7/2023	2,091	244,187	12,551	1,465,706
	3/4/2024	3,352	391,447	10,059	1,174,690
	2/18/2025	5,994	699,979	12,005	1,401,944
Brian Millard	3/7/2023	1,202	140,370	7,215	842,568
	3/4/2024	2,566	299,657	7,711	900,491
	2/18/2025	4,593	536,371	9,199	1,074,259

(1)
RSUs for the Named Executive Officers vest over three years with one-third vesting on the first three anniversaries of the date of grant.
(2)
Based on the closing price of the Company’s common stock on the Nasdaq Global Select Market ($116.78) as of December 31, 2025.
(3)
PSUs granted March 7, 2023 are eligible to vest based on the achievement of pre-established relative performance goals over a three-year performance period from January 2023 through December 2025. PSUs granted March 4, 2024 are eligible to vest based on the achievement of pre-established relative performance goals over a three-year performance period from January 2024 through December 2025. PSUs granted February 18, 2025 are eligible to vest based on the achievement of pre-established relative performance goals over a three-year performance period from January 2025 through December 2027.

Stock Vested Table

The following table summarizes the vesting of stock, including restricted stock, restricted stock units, performance stock units, and similar instruments, for the Named Executive Officers during 2025. None of the Named Executive Officers exercised any stock options, SARs or other similar instruments during 2025.

Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($) (1)
Steven V. Abramson	39,041	5,850,815
Julia J. Brown, Ph.D.	27,405	4,107,011
Mauro Premutico	21,087	3,160,170
Janice K. Mahon	16,987	2,545,732
Brian Millard	2,486	385,185

(1)
Based on the closing price of our common stock on the Nasdaq Global Select Market on the date of vesting.

Universal Display Corporation • 2026 Proxy Statement • 36

For each of the Named Executive Officers, the shares shown as vesting above include PSUs, RSAs and RSUs vesting under long-term incentive equity awards made in prior years.

In 2026 PSUs granted under the long-term incentive equity award made in 2023 vested for each of the Named Executive Officers listed above. The 2023 PSU grants vested as follows: Mr. Abramson – 32,133; Dr. Julia Brown – 22,555; Mr. Premutico – 17,352; Ms. Mahon – 13,979; and Mr. Millard - 8,035. The PSU grants that vested represented a total of 111.4% of the target awards. PSUs vested based on the achievement of pre-established relative performance goals during the three-year performance period from January 2023 through December 2025. The PSUs were subject to a sliding scale multiplier ranging from 0x to 3x based upon the percentile achievement with respect to three weighted relative targets: adjusted EBITDA for the 2025 fiscal year, cash from operations (“CO”) for the 2025 fiscal year and TSR relative to companies in the Nasdaq Electronics Components Index for the three-year performance period from January 2023 through December 2025. The weight of the 2023 PSU grants was allocated as follows: 50% were awarded based on adjusted EBITDA performance, 25% were awarded based on Gross Margin performance and 25% were awarded based on TSR performance. The portion of the PSU target award relating to adjusted EBITDA exceeded the target and resulted in the achievement of 137% of award target for that portion of the PSU grants. The portion of the PSU target award relating to Gross Margin exceeded the target and resulted in the achievement of 88% of award target for that portion of the PSU grants. The TSR portion of the PSU target award fell within the 47th percentile and resulted in the achievement of 83% of award target for that portion of the PSU grants.

Pension Benefits Table

The following table provides information regarding the Company’s Supplemental Executive Retirement Plan, or SERP. For further detail, see “Compensation Discussion and Analysis—Supplemental retirement benefits.” Mr. Millard is not a participant in the SERP.

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)(1)	Payments During Last Fiscal Year ($)
Steven V. Abramson	SERP	29	16,220,855	-
Julia J. Brown, Ph.D.	SERP	27	11,443,435	-
Mauro Premutico	SERP	14	4,703,728	-
Janice K. Mahon	SERP	29	7,146,355	-

(1)
For information regarding the assumptions made in the valuations of these amounts, see Footnote 17 to the Company's financial statements for the year ended December 31, 2025 included in the Company’s Annual Report on Form 10-K for such year.

Universal Display Corporation • 2026 Proxy Statement • 37

Nonqualified Deferred Compensation Table

The following table provides information regarding the UDC, Inc. Nonqualified Deferred Compensation Plan, or DCP. For further detail, see “Compensation Discussion and Analysis—Supplemental retirement benefits.” Although eligible, Mr. Abramson, Dr. Julia Brown and Mr. Premutico are not participants in the DCP.

Name	Executive Contributions in Last Fiscal Year ($)	Registrant Contributions in Last Fiscal Year ($) (1)	Aggregate Earnings (Loss) in Last Fiscal Year ($) (2)	Aggregate Withdrawals / Distributions ($)	Aggregate Balance at Last Fiscal Year End ($) (3)
Janice K. Mahon	181,998	-	33,521	-	246,699
Brian Millard	-	92,820	30,225	-	-

(1)
The amounts listed for each NEO are reported in the 2025 Summary Compensation Table under All Other Compensation. The amounts listed above include the following unvested Company DCP contributions made in 2025: Mr. Millard, $92,820.
(2)
The amounts listed include earnings on unvested Company DCP contributions, which would be subject to forfeiture if the vesting conditions are not met. The amount of earnings on unvested Company DCP contributions is as follows: Mr. Millard, $30,225.
(3)
The amounts listed do not include unvested Company DCP contributions. The unvested amounts are subject to forfeiture if vesting conditions are not met and are as follows: Mr. Millard, $224,219.

Potential Payments Upon Termination in Connection with a Change in Control

In April 2003, the Company entered into Change in Control Agreements with the following Named Executive Officers: Mr. Abramson, Dr. Julia Brown and Ms. Mahon (the “Original CIC Agreements”). These agreements provided for certain cash payments and other benefits to the Named Executive Officers upon a qualifying employment termination event in connection with a “Change in Control” of the Company. In November 2008, the Original CIC Agreements were amended and restated to bring them into compliance with Section 409A of the IRC and regulations issued thereunder.

The Amended and Restated CIC Agreements with each of Mr. Abramson, Dr. Julia Brown and Ms. Mahon, and the Amended and Restated Change in Control Agreement entered into with Mr. Premutico in April 2012 and the Amended and Restated Change in Control Agreement entered into with Mr. Millard in September 2022 (collectively, “Amended CIC Agreements”) utilize a “double-trigger” mechanism whereby benefits are not paid to an executive as a result of the Change in Control unless he or she also experiences a qualifying termination event in connection with the Change in Control (i.e., termination or substantial reduction in responsibilities).

Under the Amended CIC Agreements, if a Named Executive Officer’s employment is terminated in connection with a Change in Control, such Named Executive Officer would be entitled to the following benefits:

•
a lump-sum payment equal to two times the sum of the average annual base salary and the annual bonus to the individual, including any authorized deferrals, salary reduction amounts and any car allowance, and including the fair market dollar value equivalent of any bonus amounts paid in the form of stock options, SARs, warrants, stock awards or performance units;
•
a lump-sum payment equal to the estimated after-tax premium cost to the individual of continuing any Company-sponsored life, travel or accident insurance and disability insurance coverage for the individual (and where applicable, his or her spouse and dependents), based on coverage levels in effect immediately prior to the termination date (less any contributions that would have been required by the individual), for two years;
•
a lump-sum payment equal to the Company-provided contributions to which the individual would be entitled under the Company’s 401(k) savings and retirement plans, assuming the individual continued working for the Company for two years at his or her annual base salary;
•
effective immediately preceding the Change in Control (but contingent upon the consummation of the Change in Control), full vesting of all outstanding, unvested equity awards held by the individual immediately preceding the Change in Control that have not yet become vested (and exercisable to the extent applicable), except the awards which vest based on the attainment of performance criteria would not automatically vest but would instead be governed by the terms of the plan or agreement evidencing the award;
•
continued group hospitalization, health and dental care coverage, at the level in effect as of the termination date (or generally comparable coverage) for the individual and, where applicable, the individual’s spouse and dependents, for two years assuming the individual continued working for the Company;
•
a lump-sum payment equal to $10,000 for outplacement assistance services for two years;

Universal Display Corporation • 2026 Proxy Statement • 38

•
applicable SERP benefit payout; and
•
an additional payment to cover any excise tax imposed on the individual (with the exception of Mr. Millard) by reason of the individual receiving the payments and benefits specified above.

The estimated payments and benefits that the Company would provide to each Named Executive Officer under the Amended CIC Agreements are set forth in the following table, based on the assumption that his or her employment is terminated in connection with a Change in Control which took place on December 31, 2025.

Name	Lump Sum Payment of Two Times Annual Base Salary (1) ($)	Lump Sum Payment of Two Times Annual Bonus (2) ($)	Lump Sum Payment for Accrued and Unused Paid Time Off and Sick Time ($)	Lump Sum Payment of Estimated After-Tax Cost to Continue Life, Travel and Disability Insurance for Two Years ($)	Estimated Value of Ongoing Contributions Under Long- Term Incentive, Savings and Retirement Plans for Two Years ($)	Estimated After-Tax Value of Ongoing Payments to Continue Group Medical, Health and Dental Care Coverage for Two Years ($)	Estimated Value of Unvested Stock Options and Stock Awards Subject to Accelerated Vesting (3) ($)	Payment for Outplacement Assistance Services ($)	NQDC Payout	SERP Payout ($)	Value of Tax Reimbursement Payments on Account of Excise or Other Taxes ($)	Total Payments and Benefits ($)
Steven V. Abramson	1,961,324	3,715,676	224,130	6,561	21,000	42,459	12,362,214	10,000	-	16,220,855	17,850,433	52,414,652
Julia J. Brown, Ph.D.	1,518,096	2,870,824	165,815	5,309	21,000	42,459	8,676,988	10,000	-	11,443,435	12,453,682	37,207,608
Janice K. Mahon	1,049,852	1,978,286	69,574	4,206	21,000	42,459	5,377,953	10,000	-	7,146,355	8,374,796	24,074,481
Mauro Premutico	1,286,978	2,430,280	147,113	5,309	21,000	42,955	6,675,495	10,000	-	4,703,728	7,136,938	22,459,796
Brian Millard	977,328	1,354,244	38,353	5,942	21,000	42,459	3,793,715	10,000	224,219	-	-	6,467,260

(1)
Under the Amended CIC Agreements, this is to be based on the highest monthly base salary paid or payable to the employee during the twenty-four (24) months prior to December 31, 2025, including any amounts earned but deferred. It is also to include any annual car allowance. For purposes of this calculation, the employee’s bi-weekly salary as of the payment period ended on December 31, 2025 was utilized. Also, an annual car allowance of $6,000 is included for each Named Executive Officer.
(2)
Under the Amended CIC Agreements, this is to be based on the highest annual bonus to the employee for the last three full fiscal years prior to December 31, 2025, and is to include the fair market dollar value equivalent of any stock, restricted stock or stock options issued as bonus consideration, determined as of the date of issuance and without regard to any restrictions or vesting conditions.
(3)
Assumes all unvested or restricted stock options and stock awards, including performance-based grants, vest on termination of employment in connection with a Change of Control. See table under “Outstanding Equity Awards at Fiscal Year-End Table” for further detail. This amount does not include restricted stock (RSUs and PSUs) awarded in February 2026 as long-term incentive compensation.

In consideration of receiving these payments and benefits, each Named Executive Officer has agreed not to compete with the Company for six months following his or her termination in connection with a Change in Control. Each Named Executive Officer has further agreed that, for two years following his or her termination he or she will not knowingly (i) solicit or recruit any of the Company’s employees to compete with the Company, or (ii) divert or unreasonably interfere with the Company’s business relationships with any of its suppliers, customers, partners or joint venturers with whom the individual had any involvement. In addition, each Named Executive Officer is required to execute a general release of all employment-related claims he or she may have against the Company in order to receive the payments and benefits specified under the Amended CIC Agreements. (Such restrictive covenants are in addition to, and not in lieu of, restrictive covenants to which each Named Executive Officer is subject in other agreements with the Company, such as equity grant agreements.)

As used in the Amended CIC Agreements, a Change in Control of the Company would occur if:

•
any person (or affiliated group of persons) first becomes the beneficial owner of securities of the Company (not including securities previously owned by such person(s) or any securities acquired directly from the Company) representing 30% or more of the then-outstanding voting securities of the Company;
•
the individuals who constitute our Board of Directors at the beginning of any 24-month period cease, for any reason other than death, to constitute at least a majority of our Board of Directors;
•
the Company consummates a merger or consolidation with any other corporation, except where the voting securities of the Company outstanding immediately prior to the merger or consolidation continue to represent at least 50% of the voting securities of the Company (or the surviving entity of the merger or consolidation or its parent), or where no person first becomes the beneficial owner of securities of the Company representing 30% or more of the then-outstanding voting securities of the Company;

Universal Display Corporation • 2026 Proxy Statement • 39

•
the shareholders of the Company approve a plan of complete liquidation or dissolution of the Company, or an agreement is consummated for the sale or disposition by the Company of all or substantially all of its assets, excluding a sale or disposition by the Company of all or substantially all of its assets to an entity, at least 50% of the voting securities of which are owned by persons in substantially the same proportion as their ownership of the Company immediately prior to the sale; or
•
any person consummates a tender offer or exchange for voting stock of the Company and, directly or indirectly, becomes (in one or more transactions) the “beneficial owner” of securities of the Company representing a majority of the voting securities of the Company.

As used in the Amended CIC Agreements, a termination of a Named Executive Officer in connection with a Change in Control of the Company would include a termination of the Named Executive Officer’s employment:

•
by the Company at the time of or within two years after a Change in Control, other than for the individual’s death or incapacity for a period of 12 consecutive months, or for cause;
•
by the individual within two years after a Change in Control for (i) the Company’s breach of the Amended CIC Agreement or any other material obligation of the Company to the individual, (ii) any significant reduction by the Company of the individual’s authority, duties or responsibilities, (iii) any demotion or removal of the individual from his or her employment grade, compensation level or officer positions, or (iv) a relocation by more than 50 miles of the offices of the Company at which the individual principally works; and
•
by either the Company or the individual during the one-year period immediately preceding a Change in Control, unless the Company establishes by clear and convincing evidence that the termination was for good faith business reasons not related to the Change in Control.

Compensation of Directors

Attracting and retaining qualified individuals to serve on our Board of Directors is crucial for our long-term success. Our director compensation policies and practices are critical to our ability to accomplish this goal and to reward our independent non-employee directors for their service as members of the Board. Our non-employee director compensation is designed to offer competitive cash and equity compensation to attract and retain qualified directors and to align the interests of our directors with the long-term interests of our shareholders.

Our Board of Directors, guided by our Human Capital Committee, periodically establishes the level of compensation for our non-employee directors. Directors who also are current officers or employees of the Company receive no additional compensation for service as directors.

To aid their review, the Board and Human Capital Committee generally utilize the services of compensation consultant, Korn Ferry. In December 2024, in consultation with Korn Ferry, the Board and Human Capital Committee decided to maintain the same compensation structure and amounts paid for independent directors for 2025 as for 2024, as described below.

In 2025, cash compensation for each of the independent directors for Board and committee service consisted of $75,000 in annual director fees (paid in four quarterly installments of $18,750 each), and each independent director who served in 2025 on a committee of the Board of Directors (other than as the committee chair) received additional cash compensation for such committee service in the following amounts: $8,250 annually for any independent director serving as a member of the NCG Committee, the Investment Committee or the ESR Committee, $13,000 annually for any independent director serving as a member of the Human Capital Committee and $16,750 annually for any independent director serving as a member of the Audit Committee. Further, the chairs of the NCG Committee, the Investment Committee and the ESR Committee received $16,750 in cash for such service, the chair of the Human Capital Committee received $26,000 in cash for such service and the chair of the Audit Committee received $33,250 in cash for such service. In addition, Mr. Rosenblatt and Ms. Gemmill each received annual cash retainers of $36,500 in connection with their service as the Board Chair and the Lead Independent Director of the Board, respectively. Such cash retainers were paid in equal quarterly installments at the end of each calendar quarter for 2025. The equity component of independent director compensation consisted of a number of shares of our common stock based on a dollar target value of $220,000, which number of shares were determined based on the closing price of our common stock on the day of the Board’s December 12, 2024 meeting.

Universal Display Corporation • 2026 Proxy Statement • 40

For 2026, in consultation with Korn Ferry, on December 11, 2025 our Human Capital Committee and Board of Directors approved a year-over-year increase of approximately 4% in the cash amounts payable to independent directors for their committee service. Compensation for each of the non-employee members of our Board of Directors will include:

•
A cash award of $78,000, payable in quarterly installments of $19,500 at the end of each calendar quarter of the year;
•
An award of shares of our common stock having a dollar value target of $220,000 as of the closing price of the date of approval. Using the December 11, 2025 closing price, the target value resulted in a fractional share, so the award was rounded up, resulting in an annual grant of 1,821 shares (for a total value of $220,068), which will be issued in equal quarterly installments at the end of each calendar quarter in 2026; and
•
Each of the Company’s non-employee directors who serves as a member of one of the committees of the Board (other than the committee chair) in 2026 will receive annual cash compensation for his or her service as a member of such committee in the following amounts: $17,420 for a member of the Audit Committee, $13,520 for a member of the Human Capital Committee, and $8,580 for each of the members of the NCG Committee, Investment Committee, ESR Committee and Technology & Innovation Committee, and for members of such other committees of the Board as may be added in the future. Each of the Company’s non-employee directors who serves as a chair of one of the committees of the Board will receive an annual cash retainer (cash payment) in connection with his or her service as chair for 2026, in the following amounts: $34,580 for the chair of the Audit Committee, $27,040 for the chair of the Human Capital Committee and $17,420 for each of the chairs of the NCG Committee, Investment Committee, ESR Committee and Technology & Innovation Committee. Additionally, Mr. Rosenblatt as Board Chair, and Ms. Gemmill as Lead Independent Director of the Board, each will receive additional annual cash retainers (cash payment) in connection with their service as the Board Chair and the Lead Independent Director of the Board, respectively, in the amount of $37,960. Such cash retainers are to be paid in equal quarterly installments at the end of each calendar quarter of 2026.

The following table provides information on the compensation of members of our Board of Directors (who are not Named Executive Officers) in 2025.

Name (1)	Fees Earned or Paid in Cash ($)	Stock Awards ($)(2)	All Other Compensation ($)	Total ($)
Nigel Brown, Ph.D.	96,250	220,068	-	316,318
Cynthia J. Comparin	124,750	220,068	-	344,818
Richard C. Elias	116,750	220,068	-	336,818
Elizabeth H. Gemmill	149,500	220,068	-	369,568
C. Keith Hartley	121,500	220,068	-	341,568
Celia M. Joseph	113,000	220,068	-	333,068
Lawrence Lacerte	126,000	220,068	-	346,068
Joan Lau, Ph.D.	91,500	220,068	-	311,568
Sidney D. Rosenblatt	128,000	220,068	-	348,068
April Walker	75,000	220,068	-	295,068

(1)
There were no option awards made to any of our independent directors in 2025. As of December 31, 2025, none of the directors owned any options to purchase shares of our common stock.
(2)
At a meeting on December 11, 2025, the Board of Directors approved an award of shares having a target value of $220,000 (subject to rounding up for any fractional share) based on the closing price on the date of the meeting, to be issued in quarterly installments as compensation in 2026. The closing price of the Company’s common stock was $120.85 per share on the grant approval date of December 11, 2025, resulting in a grant of 1,821 shares (for a total value of $220,068). These 1,821 shares will be issued in equal quarterly installments at the end of each quarter in 2026 provided such Director continues to serve on the Board as of such date. After the calculation of the number of shares based on the closing price on December 11, 2025, the number of shares is fixed and is not adjusted to reflect price fluctuations at the time of issuance. For information regarding the assumptions made in the valuations of these amounts, see Footnote 16 to the Company’s consolidated financial statements for the year ended December 31, 2025 included in the Company’s Annual Report on Form 10-K for such year.

Universal Display Corporation • 2026 Proxy Statement • 41

Equity Compensation Plans

The following table includes information on our equity compensation plans (including individual compensation arrangements), both previously approved and not approved by our shareholders, as of December 31, 2025:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (#)	Weighted-average exercise price of outstanding options, warrants and rights ($)	Number of securities remaining available for future issuance under equity compensation plans (#) (1)(2)
Equity compensation plans approved by security holders	-	-	1,876,494
Equity compensation plans not approved by security holders	-	-	-
Total	-	-	1,876,494

(1)
Excludes any securities reflected in the column entitled “Number of securities to be issued upon exercise of outstanding options, warrants and rights.”
(2)
Consists of 1,094,479 shares remaining available for issuance under the Company’s Equity Compensation Plan and 782,015 shares remaining available for issuance under the Company’s Employee Stock Purchase Plan. No more than 12,500 shares are subject to purchase by each participant during any three-month purchase period under the Employee Stock Purchase Plan.

Universal Display Corporation • 2026 Proxy Statement • 42

PROPOSAL 2

ADVISORY VOTE ON EXECUTIVE OFFICER COMPENSATION

Under the Dodd-Frank Wall Street Reform and Consumer Protection Act, or the Dodd-Frank Act, and Section 14A of the Exchange Act, our shareholders are entitled to vote to approve, on a non-binding, advisory basis, the compensation of our Named Executive Officers as disclosed in this proxy statement in accordance with SEC rules. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our Named Executive Officers and the philosophy, policies and practices described in this proxy statement.

In the Proxy Statement for the 2023 Annual Meeting of Shareholders, our Board of Directors recommended that our shareholders approve the frequency of continuing to hold this advisory vote on an annual basis, to provide our shareholders with the ability to express their views on our executive compensation policies and practices on a frequent basis. By their votes at our 2023 meeting, our shareholders agreed. Accordingly, we determined that future advisory shareholder votes on the compensation of the Company’s Named Executive Officers will be held every year until the next vote on the frequency of such advisory shareholder votes.

The compensation of our Named Executive Officers subject to the vote is disclosed in the “Compensation Discussion and Analysis” section, the compensation tables and the related narrative disclosure contained in this proxy statement. As discussed in the “Compensation Discussion and Analysis” section, we believe that our compensation policies and decisions are focused on pay-for-performance principles and strongly aligned with our shareholders’ interests, consistent with current market practices. Compensation of our Named Executive Officers is designed to enable us to attract and retain talented and experienced executives to lead us successfully in a competitive environment.

Accordingly, our Board of Directors is asking our shareholders to indicate their support for the compensation of our Named Executive Officers as described in this proxy statement by casting a non-binding, advisory vote “FOR” the following resolution:

“RESOLVED, that the compensation paid to the Company’s Named Executive Officers, as disclosed in this proxy statement pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED.”

Because the vote is advisory, it is not binding on the Board of Directors or our Company. Nevertheless, the views expressed by the shareholders, whether through this vote or otherwise, are important to Company management and the Board and, accordingly, the Board and the Human Capital Committee intend to consider the results of this vote in making determinations in the future regarding executive compensation arrangements.

Vote Required and Recommendation of our Board of Directors

This proposal will be approved if a majority of the votes cast by all shareholders, voting as a single class, are “FOR” approval. Abstentions on this proposal are not considered “votes cast” and will have no effect on the outcome of the vote. Similarly, broker non-votes are not considered “votes cast” with respect to this proposal and, therefore, will have no effect on the outcome of the vote.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” ADOPTION OF THE RESOLUTION PROPOSED UNDER THIS PROPOSAL 2.

Universal Display Corporation • 2026 Proxy Statement • 43

PROPOSAL 3

RATIFICATION OF THE APPOINTMENT OF KPMG LLP

AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2026

Our Audit Committee has recommended and approved the appointment of KPMG LLP (“KPMG”) as the Company’s independent registered public accounting firm to audit the consolidated financial statements of the Company for the year ending December 31, 2026. KPMG has served in this capacity since being engaged by us on July 30, 2002. We are seeking the ratification of our appointment of KPMG as our independent registered public accounting firm for 2026 at the Annual Meeting.

We expect that a representative of KPMG will attend the Annual Meeting and will be available to respond to appropriate questions. If this representative desires to do so, he or she will have the opportunity to make a statement at the Annual Meeting.

Vote Required and Recommendation of our Board of Directors

This proposal will be approved if a majority of the votes cast by all shareholders, voting as a single class, are “FOR” approval. Abstentions on this proposal are not considered “votes cast” and will have no effect on the outcome of the vote. Similarly, broker non-votes are not considered “votes cast” with respect to this proposal and, therefore, will have no effect on the outcome of the vote.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” ADOPTION OF THIS PROPOSAL 3.

Fees Billed by the Company’s Independent Auditors

The audit and tax fees billed to the Company from KPMG for 2025 and 2024 are set forth in the table below:

Fee Category	2025 ($)	2024 ($)
Audit Fees(1)	1,411,555	1,325,198
Audit Related Fees(2)	0	500
Tax Fees(3)	254,879	355,774
All Other Fees(4)	1,780	1,780
Total	1,668,214	1,683,252

(1)
“Audit Fees” relate to professional services rendered in connection with the audit of the Company’s annual consolidated financial statements and internal controls over financial reporting, quarterly reviews of financial statements included in the Company’s Quarterly Reports on Form 10-Q and statutory audits of the Company’s subsidiaries in Hong Kong, Korea and Singapore.
(2)
“Audit Related Fees” relate to fees for ancillary services related to the statutory audit of the Company's subsidiary in Hong Kong.
(3)
“Tax Fees” include fees that relate to professional services rendered in connection with tax preparation relating to international tax returns, tax compliance matters primarily associated with business operations outside of the United States, and tax consulting services on certain international and domestic matters.
(4)
“All Other Fees” include fees associated with a license for accounting research software.

The aggregate fees included in Audit Fees and Audit Related Fees are fees billed for the fiscal year while the aggregate fees included in Tax Fees and All Other Fees are fees billed in the fiscal year.

Audit Committee Pre-Approval Policies and Procedures

Our Audit Committee currently approves all engagements to provide both audit and non-audit services and has not established formal pre-approval policies or procedures. During 2025, our Audit Committee approved non-audit services, as defined by Rule 2-01(c)(4) of Regulation S-X, relating to tax consultation for assisting with tax matters associated with business operations outside of the United States and certain domestic tax matters, and tax compliance services. In addition, the services described in the table as Audit Related Fees were approved by the Audit Committee as de minimis as contemplated by Rule 2-01(c)(7)(i)(C) of Regulation S-X.

Universal Display Corporation • 2026 Proxy Statement • 44

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Security Ownership of Certain Beneficial Owners

The table below sets forth certain information, as of the Record Date, with respect to persons known by the Company to beneficially own more than five percent (5%) of any class of our voting securities.

Title of Class	Name and Address of Beneficial Owner (1)	Number of Shares Beneficially Owned(2)	Percentage Ownership(2)
Common Stock
	BlackRock, Inc. (3)	4,001,419	8.6%

	Kayne Anderson Rudnick Investment Management, LLC (4)	3,393,790	7.3%

	Scott Seligsohn, Lori S. Rubenstein and Steven G. Winters (5)(6)	2,795,074	6.0%

Series A Nonconvertible Preferred Stock
	American Biomimetics Corporation (6)(7)	200,000	100%

(1)
Unless otherwise indicated, the address of each beneficial owner is c/o Universal Display Corporation, 250 Phillips Boulevard, Ewing, New Jersey 08618.
(2)
Unless otherwise indicated, we believe all persons named in the table have sole voting and investment power with respect to all shares of our common stock and Series A Nonconvertible Preferred Stock beneficially owned by them. The percentage ownership for each beneficial owner listed above is based on 46,750,487 shares of our common stock and 200,000 shares of our Series A Nonconvertible Preferred Stock outstanding as of the Record Date. In accordance with SEC rules, options or warrants to purchase shares of our common stock that were exercisable as of the Record Date, or would become exercisable within 60 days thereafter, are deemed to be outstanding and beneficially owned by the person holding such options or warrants for the purpose of computing such person’s percentage ownership, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person. The numbers of shares of common stock listed do not include any shares issuable upon the exercise of outstanding options because none of the above persons holds any such options.
(3)
Represents shares of the Company’s common stock beneficially owned as of September 30, 2025, based on a Schedule 13G/A filed by BlackRock, Inc. showing shares owned, or deemed to be beneficially owned, by certain business units (collectively, the "Reporting Business Units") of BlackRock, Inc. and its subsidiaries and affiliates, and not including shares, if any, beneficially owned by other business units whose beneficial ownership of securities are disaggregated from that of the Reporting Business Units in accordance with applicable SEC guidance. In such filing, BlackRock, Inc. indicates that it has sole voting power with respect to 3,857,214 shares, shared voting power with respect to none of its shares, sole dispositive power with respect to 4,001,419 shares and shared dispositive power with respect to none of its shares. The reported address is 50 Hudson Yards, New York, NY 10001.
(4)
Represents shares of the Company’s common stock beneficially owned as of December 31, 2025, based on a Schedule 13G/A filed by Kayne Anderson Rudnick Investment Management, LLC on February 13, 2026. In such filing, Kayne Anderson Rudnick Investment Management, LLC indicates that it has sole voting power with respect to 2,457,158 of its shares, shared voting power with respect to 914,510 shares, sole dispositive power with respect to 2,479,280 shares and shared dispositive power with respect to 914,510 shares. The reported address is 2000 Avenue of the Stars, Suite 1110, Los Angeles, CA 90067.
(5)
Includes (a) 1,316,657 shares of our common stock owned by the Sherwin I. Seligsohn Irrevocable Indenture of Trust dated July 29, 1993, FBO Scott Seligsohn (the “Seligsohn Trust”), of which Lori S. Rubenstein, Scott Seligsohn and Steven G. Winters are co-trustees; (b) 1,080,000 shares of our common stock owned by the Sherwin I. Seligsohn Irrevocable Indenture of Trust dated July 29, 1993, FBO Lori S. Rubenstein (the “Rubenstein Trust”), of which Lori S. Rubenstein, Scott Seligsohn and Steven G. Winters are co-trustees; (c) 136,000 shares of our common stock owned by American Biomimetics Corporation, of which the Rubenstein Trust and Seligsohn Trust are the principal shareholders; (d) 67,853 shares of our common stock owned directly by Mr. Scott Seligsohn; (e) 40,000 shares of our common stock owned directly by Ms. Rubenstein; (f) 38,222 shares of our common stock owned by The Seligsohn Foundation, of which Ms. Rubenstein and Mr. Scott Seligsohn are co-trustees; (g) 9,925 shares of our common stock owned by the Generation-Skipping Trust dated September 9, 2015, FBO Scott Seligsohn (the "Seligsohn GST") of which Mr. Scott Seligsohn is the trustee; (h) 56,417 shares of our common stock owned by the Generation-Skipping Trust dated September 9, 2015, FBO Lori Rubenstein (the "Rubenstein GST") of which Ms. Rubenstein is the trustee; and (i) 50,000 shares of our common stock owned directly by Scott Seligsohn Grantor Retained Annuity Trust #3, effective March 26, 2026.
(6)
The address of these beneficial owners is c/o Cozen O’Connor, 1900 Market Street, Philadelphia, PA 19103.
(7)
Mr. Scott Seligsohn serves as a director and as Chairman, President and Treasurer, and Ms. Lori S. Rubenstein serves as a director and as Vice President and Secretary, of American Biomimetics Corporation, which owns all 200,000 shares of our Series A Nonconvertible Preferred Stock.

Universal Display Corporation • 2026 Proxy Statement • 45

Security Ownership of Management

The table below sets forth certain information, as of the Record Date, with respect to the beneficial ownership of any class of our equity securities beneficially owned by all directors, nominees for director and Named Executive Officers of the Company, as well as all executive officers of the Company and directors as a group.

Title of Class	Name of Beneficial Owner (1)	Number of Shares Beneficially Owned (2)		Percentage Ownership (2)
Common Stock
	Steven V. Abramson	285,455		*
	Julia J. Brown, Ph.D.	95,952		*
	Nigel Brown, Ph.D.	2,861		*
	Cynthia J. Comparin	8,408		*
	Richard C. Elias	16,065	(3)	*
	Elizabeth H. Gemmill	99,852		*
	C. Keith Hartley	84,298	(4)	*
	Celia M. Joseph	8,408		*
	Lawrence Lacerte	124,025	(5)	*
	Joan Lau, Ph.D.	2,861		*
	Janice K. Mahon	64,946		*
	Brian Millard	22,028		*
	Mauro Premutico	48,655		*
	Sidney D. Rosenblatt	154,683	(6)(7)	*
	April Walker	1,826		*

	All directors and executive officers as a group (15 persons)	1,020,323		2.2%

* Represents less than 1% of our outstanding common stock.

(1)
Unless otherwise indicated, the address of each beneficial owner is c/o Universal Display Corporation, 250 Phillips Boulevard, Ewing, New Jersey 08618.
(2)
Unless otherwise indicated, we believe all persons named in the table have sole voting and investment power with respect to all shares of our common stock beneficially owned by them. The percentage ownership for each beneficial owner listed above is based on 46,750,487 shares of our common stock outstanding as of the Record Date. In accordance with SEC rules, options to purchase shares of our common stock that were exercisable as of the Record Date, or would become exercisable within 60 days thereafter, are deemed to be outstanding and beneficially owned by the person holding such options for the purpose of computing such person’s percentage ownership, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person. The numbers of shares of common stock listed do not include any shares issuable upon the exercise of outstanding options because none of the above persons holds any such options.
(3)
Includes 4,439 shares held by The Elias 2021 Gifting Trust, of which Mr. Elias’ spouse is trustee and beneficiary, 755 shares held by the James Elias Trust, of which Mr. Elias’ spouse is trustee, and 10,415 shares held by The Elias Family Trust, of which Mr. Elias is trustee.
(4)
61,326 shares of common stock held by Mr. Hartley are pledged as collateral for margin accounts.
(5)
Includes 4,000 shares held by The Joyce and Lawrence Lacerte Charitable Foundation, of which Mr. Lacerte and his spouse are officers, and 1,017 shares held in custodial accounts by Mr. Lacerte's grandchildren, over which Mr. Lacerte has trading authority. 119,008 shares of common stock held by Mr. Lacerte are pledged as security for a margin loan.
(6)
Includes 392 shares held by The Sidney Rosenblatt January 2022 Annuity Trust dated January 6, 2022. Mr. Rosenblatt is trustee and beneficiary of the foregoing trust.
(7)
Includes 17,499 shares of our common stock held by Mr. Rosenblatt’s spouse and being reported as beneficially owned by Mr. Rosenblatt.

Universal Display Corporation • 2026 Proxy Statement • 46

CERTAIN TRANSACTIONS WITH RELATED PERSONS

Our Relationship with David Rosenblatt

We employ David Rosenblatt, son of Sidney D. Rosenblatt, as a senior financial analyst of UDC, Inc., the Company’s wholly-owned subsidiary. In 2025, we paid David Rosenblatt a base salary, bonus and equity grant compensation of $171,370.

Policies and Procedures for Approval of Related Person Transactions

Consistent with applicable Nasdaq listing requirements, the Audit Committee of our Board of Directors is responsible for reviewing all transactions between us and related persons for potential conflicts of interest on an ongoing basis and for approving all such transactions. Related persons include any of our directors or nominees for director, any of our executive officers, any shareholders owning more than 5% of any class of our equity securities and immediate family members of any of these persons.

To help identify transactions with related persons, each year, we submit and require our directors and executive officers to complete Director and Officer Questionnaires identifying any transactions with us in which they or their family members have an interest. Responses to these Director and Officer Questionnaires are reviewed and transactions that might reasonably pose a conflict of interest are brought to the attention of the Audit Committee for consideration. Additionally, the Company’s legal department reviews all new Company contracts and has not identified any new related person transactions.

The transactions with the related persons identified above are reviewed with our Audit Committee on a regular basis, most recently at a meeting of the Audit Committee on April 7, 2026. At this meeting, the Audit Committee ratified the above transaction following its consideration of the potential conflicts of interest.

RISK OVERSIGHT BY OUR BOARD OF DIRECTORS

The role of our Board of Directors in our risk oversight process includes receiving regular reports from members of management on areas of material risk to us, including operational, financial, legal and strategic risks. Our Board of Directors also works to oversee risk through its consideration and authorization of significant matters, such as major strategic, operational and financial initiatives and its oversight of management’s implementation of those initiatives.

In particular, our Audit Committee is tasked pursuant to its charter “to discuss with management and the Company’s independent auditor, as appropriate, the Company’s risk assessment and risk management policies, including the Company’s major exposures to financial risk and the steps taken by management to monitor and mitigate such exposures.” As appropriate, the Chair of the Audit Committee reports to the full Board of Directors on the activities of the Audit Committee in this regard, allowing the Audit Committee and the full Board to coordinate their risk oversight activities.

In its risk oversight capacity, our Board of Directors engages in various practices, including, without limitation:

•
reviewing and considering reports from and information provided by management to the Board and its committees on topics relating to the risks that we face, including, without limitation, the status of current and anticipated developments of our technology, cybersecurity risks, environmental and social issues, access to debt and equity capital markets, existing and potential legal claims against us, and various other matters relating to our business;
•
directly overseeing specific areas of our business by our Human Capital Committee, Audit Committee, Technology & Innovation Committee, Investment Committee and ESR Committee; and
•
reviewing and considering reports from, and information provided by, our auditors and other outside consultants regarding various areas of potential risk, including, among others, those relating to our compensation practices and our internal control over financial reporting.

As one component of our risk oversight and anti-fraud program, our Audit Committee has established complaint reporting procedures described in the “Shareholders — Corporate Governance” section of our website at www.oled.com. These procedures indicate how to submit complaints to our Audit Committee regarding accounting, internal accounting controls or auditing matters. Once received, grievances are reviewed by our President and General Counsel and then forwarded to the Chair of the Audit Committee for consideration. Questions or concerns may also be submitted anonymously to the Audit Committee in writing, via an unsigned letter, or employees may submit such matters through a name-protected online process administered by a third-party service provider.

Universal Display Corporation • 2026 Proxy Statement • 47

DELINQUENT SECTION 16(a) REPORTS

Section 16(a) of the Exchange Act requires our officers (as defined under Section 16(a)) and directors, and persons who own more than ten percent of a registered class of our stock, to file reports of ownership and changes in ownership with the SEC. Such officers and directors, and persons who own greater than ten percent of a registered class of our stock, are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

Based solely on its review of such forms filed electronically, the Company believes that, for the year ended December 31, 2025, its executive officers and directors complied with all filing requirements applicable to them except that for each of Mr. Abramson, Dr. Julia Brown, Mr. Premutico and Ms. Mahon, the withholding of shares of Company stock on February 16, 2025 with respect to tax obligations arising upon the vesting on that date of certain equity awards was reported one day late, on February 20, 2025.

ETHICS AND BUSINESS CONDUCT

Code of Ethics and Business Conduct for Employees

We have adopted a Code of Ethics and Business Conduct (“Employee Code”) applicable to all officers and employees, which was last ratified and approved at a meeting of our Board of Directors on April 7, 2026. The Employee Code constitutes our “code of ethics” for the Chief Executive Officer, Chief Financial Officer and Controller within the meaning of applicable SEC rules and also serves as our “code of conduct” applicable to all officers and employees of the Company as required by applicable Nasdaq listing standards. Our Employee Code is publicly available through the “Shareholders — Corporate Governance” section of our website at www.oled.com.

If we make any substantive amendments to our Employee Code (other than technical, administrative, or other non-substantive amendments), or if we grant any waivers of the Employee Code (including implicit waivers) in favor of our Chief Executive Officer, Chief Financial Officer or Controller, we will disclose the nature of the amendment or waiver, its effective date and to whom it applies in that same location on our website, or in a current report on Form 8-K that we file with the SEC. In addition, any waiver of our Employee Code with respect to our executive officers must be approved by our Board of Directors.

Anti-Hedging Policy

The Employee Code prohibits all employees, including executive officers, from trading in options, warrants, puts and calls or similar financial instruments on any Company securities, or selling any Company securities “short,” and from engaging in transactions that hedge or offset, or are designed to hedge or offset, any decrease in the market value of any Company securities. On an annual basis (most recently in November 2025), all of our employees are asked to review and affirm their knowledge and understanding of the Employee Code.

Insider Trading Policy

We have insider trading policies governing transactions in our securities by our directors, officers and employees that are designed to promote compliance with applicable insider trading laws, rules and regulations. Copies of our insider trading policies are filed as exhibits to our Annual Report on Form 10-K.

Code of Conduct for Directors

Our Board of Directors has adopted a “Code of Conduct for Directors” that serves as our “code of conduct” applicable to all of our directors as required by applicable Nasdaq listing requirements. The Code of Conduct for Directors, which was last ratified and approved at a meeting of our Board of Directors on April 7, 2026, contains the same prohibitions as the Employee Code on members of our Board of Directors from trading in financial instruments on any Company securities (including the prohibition on selling Company securities “short”) and from engaging in hedging transactions. Our Code of Conduct for Directors is publicly available through the “Shareholders — Corporate Governance” section of our website at www.oled.com. Any waiver of our Code of Conduct for Directors must be approved by our Board of Directors and will be disclosed as required under applicable regulations.

Corporate Governance Guidelines

Our NCG Committee has developed, and our Board of Directors has adopted, Corporate Governance Guidelines to assist the Board of Directors in the exercise of its responsibilities and to serve the interests of the Company and its shareholders. The Corporate Governance Guidelines reflect the Board’s commitment to monitor the effectiveness of policy and decision making both at the Board and management levels, with a view to enhancing long-term shareholder value. In particular, we believe that succession planning and talent management are vital to the Company’s success. The Corporate Governance Guidelines address succession planning and contemplate the Board working with our NCG Committee and our Chief Executive Officer in the consideration and evaluation of potential executive

Universal Display Corporation • 2026 Proxy Statement • 48

successors. We believe it is important for our directors to have a regular executive assessment process and to be able to provide input on important decisions in this area and for us to maintain a bench of future leaders of the Company.

The Corporate Governance Guidelines were last ratified by our Board of Directors at a meeting held on April 7, 2026 and are publicly available through the “Shareholders — Corporate Governance” section of our website at www.oled.com.

Corporate Responsibility

The Company has long been committed to strict adherence to all applicable laws and regulations relating to the operation and governance of its business, including those pertaining to environmental, health and safety, and social policy matters. The Company believes that the implementation of environmentally sensitive, employee-focused and socially responsible business practices can provide significant long-term business and societal benefits.

The Company is continually working to provide our shareholders with improved disclosures regarding our environmental and social policies and practices. In 2026, the Company will issue its Corporate Responsibility Report for the year ended December 31, 2025, which we update annually. Our Corporate Responsibility Report is available at the “Shareholders — Corporate Responsibility” section of our website at www.oled.com.

The ESR Committee of the Board oversees and reviews the Company’s activities with respect to the environment, social issues and sustainability. We maintain and regularly update certain Company policies with respect to some of these areas, as described below.

Supply Chain

The Company is committed to responsible sourcing and ethical business practices. Our proprietary phosphorescent OLED materials are exclusively made for us by PPG Industries, Inc. (“PPG”). We regularly visit PPG’s manufacturing sites (Monroeville, PA and Barberton, OH, as well as our manufacturing site in Shannon, Ireland) to review the quality, environmental, safety and working conditions of PPG’s production and supply chain procurement processes. Our Quality Management Systems (“QMS”) Policy is available at www.oled.com under “Who We Are — EHS & QMS Policies.” Our Supplier Code of Conduct is available at www.oled.com under “Shareholders — Corporate Responsibility.”

The Company believes that environmental, social and ethical performance of our suppliers, especially PPG and its supply chain, is critical to our long-term success and sustainability. We have published a Global Supplier Code of Conduct to make clear our expectations for our suppliers and a Conflict Minerals Policy to demonstrate our commitment to ensuring that our products do not contain, and are not made using, Conflict Minerals (as defined in the Dodd-Frank Wall Street Reform and Consumer Protection Act). Our Global Supplier Code of Conduct and Conflict Minerals Policy are available at www.oled.com under “Shareholders — Corporate Responsibility.”

Employment Practices

We are an equal opportunity employer, and the Company’s global workforce is composed of approximately 468 full-time scientists, engineers, technicians and business professionals from over 25 different countries, spanning five different continents. The Company strives to create a workplace using appropriate labor practices in which open and honest communication among all employees is encouraged and valued. Our Fair Labor Practices policy provides improved disclosure of our practices and demonstrates our commitment to fair labor laws and principles. We also recognize and respect the right of employees to freely join, or refrain from joining, third-party labor associations in a manner consistent with applicable laws, without fear of reprisal, intimidation or harassment, as described in our Freedom of Association policy. These policies are available at www.oled.com under “Shareholders — Corporate Responsibility.”

Environmental, Health and Safety (“EHS”)

The Company integrates environmental, health and safety considerations into all aspects of its business, including product design, responsible manufacture and customer use, to ensure compliance with all applicable government regulations and standards, a safe and healthy workplace, and a responsible environmental footprint in the context of a growing enterprise. In 2025, the Company completed successful Surveillance Audits on its ISO 9001:2015 Quality Management Systems, its ISO 14001:2015 Environmental Management Systems, and its ISO 45001:2018 Occupational Health and Safety Management Systems.

Universal Display Corporation • 2026 Proxy Statement • 49

The Company seeks to achieve excellence for its EHS program through employee involvement at all levels, with robust management systems and focus on continuous improvement. Management leadership and employee engagement in all processes and programs is central to our exemplary compliance record. Key elements of our EHS management system include worksite analysis, hazard prevention and control, training, and pollution prevention and control. We are committed to conducting all aspects of operations in a manner that protects our employees, visitors and contractors as well as the people, property and environments of the communities in which we operate.

We know that our employees are our most valuable assets and their safety and health are among our top priorities. Our excellent safety record (detailed in our Corporate Responsibility Report) is attributable to our employees’ diligence, our training programs and our safety policy management. Our EHS Policy is available at www.oled.com under “Who We Are — EHS & QMS Policies.”

Community Development

The Company fosters a culture of giving that makes a positive difference to our local community. At our headquarters in Ewing, New Jersey, Company-sponsored activities throughout the year typically include clothing, food and toiletry collection drives. The Company also made monetary donations to each of the organizations we regularly work with and support in our community. Our charitable match program encourages and supports the causes and organizations that are important to the Company’s employees. Through this program, the Company matches monetary donations dollar-for-dollar to eligible nonprofit organizations. In 2025, the Company maintained its matching gift amount at a total of up to $2,500 per year for each full-time employee.

The Company does not make political contributions to candidates or political parties, nor does it make any direct lobbying expenditures. Prior approval from the Company’s President and Chief Executive Officer would be required before any Company funds could be used for lobbying purposes. The Company does not control, direct or influence any employee’s political activities or affiliations. Our Political Involvement Policy is available at www.oled.com under “Shareholders — Corporate Responsibility.”

SHAREHOLDER PROPOSALS

Shareholders may submit proposals to us on matters appropriate for shareholder action at our 2027 annual meeting of shareholders in accordance with regulations adopted by the SEC. Proposals must be received by December 24, 2026 to be considered for inclusion in the proxy statement and form of proxy for our 2027 annual meeting of shareholders. Shareholder proposals received by us after March 9, 2027 will be deemed “untimely,” and proxy holders will have the right to exercise discretionary voting authority with respect to such proposals.

All shareholder proposals and nominations for director must be in writing and must comply with the notice, information and consent provisions contained in our Amended and Restated Bylaws. Proposals and nominations should be directed to the attention of our Secretary at Universal Display Corporation, 250 Phillips Boulevard, Ewing, New Jersey 08618. Nominations for director must be received by February 18, 2027, which is 120 days prior to the first anniversary of the 2026 Annual Meeting, and must include the information required by Rule 14a-19 under the Exchange Act.

ANNUAL REPORT TO SHAREHOLDERS

A copy of our 2025 Annual Report to Shareholders, containing financial statements for the year ended December 31, 2025, is available free of charge at ir.oled.com. A paper copy of our 2025 Annual Report may be obtained, without charge, by writing to us at Universal Display Corporation, 250 Phillips Boulevard, Ewing, New Jersey 08618, Attn: Secretary.

Sincerely,
By:
Mauro Premutico
Secretary

Ewing, New Jersey

April 23, 2026

Universal Display Corporation • 2026 Proxy Statement • 50

UNIVERSAL DISPLAY CORPORATION ATTN: HEIDI CABIBBO 250 PHILLIPS BLVD. EWING, NJ 08618 SCAN TO VIEW MATERIALS & VOTE VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on June 17, 2026. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/OLED2026 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on June 17, 2026. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: V89990-P46355 KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. UNIVERSAL DISPLAY CORPORATION The Board of Directors recommends you vote FOR the following nominees: 1. Election of the eleven directors proposed in the accompanying Proxy Statement, each to serve for a one-year term and until a successor is selected and qualified. Nominees: 1a. Steven V. Abramson 1b. Nigel Brown 1c. Cynthia J. Comparin 1d. Richard C. Elias 1e. Elizabeth H. Gemmill 1f. C. Keith Hartley 1g. Celia M. Joseph 1h. Lawrence Lacerte 1i. Joan Lau For Against Abstain 1j. Sidney D. Rosenblatt 1k. April Walker For Against Abstain For Against Abstain The Board of Directors recommends you vote FOR proposals 2 and 3. 2. Advisory resolution to approve the compensation of the Company's named executive officers. 3. Ratification of the appointment of KPMG LLP as the Company's independent registered public accounting firm for 2026. NOTE: Such other business as may properly come before the meeting or any adjournment thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to be Held Virtually on June 18, 2026: The Proxy Statement and our 2025 Annual Report to Shareholders are available at www.proxyvote.com V89991-P46355 UNIVERSAL DISPLAY CORPORATION PROXY FOR THE ANNUAL MEETING OF SHAREHOLDERS ON JUNE 18, 2026 10:00 AM ET THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The undersigned hereby appoints Steven V. Abramson and Mauro Premutico, jointly and severally, as proxies each with power to appoint a substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side, all of the shares of common stock of Universal Display Corporation held of record by the undersigned on April 6, 2026, at the Annual Meeting of Shareholders to be held virtually at www.virtualshareholdermeeting.com/OLED2026 on June 18, 2026, at 10:00 AM ET or any postponements or adjournments thereof. The shares represented by this proxy, if it is properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, the shares represented by this proxy will be voted "FOR" all nominees for director, "FOR" Proposal 2 and "FOR" Proposal 3. Continued and to be signed on reverse side